Exhibit 2

                              PURCHASE AGREEMENT

                                   dated as of

                                  June 12, 2003

                                 by and between

                               KASPER A.S.L., LTD.

                                       and

                                KELLWOOD COMPANY

                        relating to the purchase and sale

                                       of

                                NEW COMMON STOCK

                                       of

                               KASPER A.S.L., LTD.



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                                TABLE OF CONTENTS


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
ARTICLE 1            DEFINITIONS..........................................................................................2

           Section 1.01.            Certain Definitions...................................................................2

           Section 1.02.            Other Definitional and Interpretive Matters...........................................8

ARTICLE 2            PURCHASE AND SALE....................................................................................9

           Section 2.01.            Purchase and Sale.....................................................................9

           Section 2.02.            Unadjusted Purchase Price.............................................................9

           Section 2.03.            Adjustment of Purchase Price.........................................................10

           Section 2.04.            Closing..............................................................................11

           Section 2.05.            Stock Certificates...................................................................11

           Section 2.06.            Assumed Liabilities..................................................................11

           Section 2.07.            Excluded Liabilities.................................................................12

           Section 2.08.            Employee Matters.....................................................................13

ARTICLE 3            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................14

           Section 3.01.            Corporate Existence and Power........................................................14

           Section 3.02.            Corporate Authorization..............................................................14

           Section 3.03.            Consents and Authorizations..........................................................14

           Section 3.04.            Noncontravention.....................................................................14

           Section 3.05.            Capitalization.......................................................................15

           Section 3.06.            Valid Issuance of Securities.........................................................15

           Section 3.07.            Subsidiaries.........................................................................15

           Section 3.08.            Financial Statements.................................................................16

           Section 3.09.            Conduct of Business; Absence of Certain Changes......................................16

           Section 3.10.            No Undisclosed Material Liabilities..................................................17

           Section 3.11.            Material Contracts...................................................................17

           Section 3.12.            Litigation...........................................................................18

           Section 3.13.            Compliance with Laws and Court Orders................................................19

           Section 3.14.            Properties...........................................................................19

           Section 3.15.            Intellectual Property................................................................20

           Section 3.16.            Insurance Coverage...................................................................21

           Section 3.17.            Permits..............................................................................21

           Section 3.18.            Inventories..........................................................................21

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                                TABLE OF CONTENTS
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           Section 3.19.            Finders' Fees........................................................................21

           Section 3.20.            Labor Matters........................................................................21

           Section 3.21.            Employee Benefit Plans...............................................................22

           Section 3.22.            Environmental Matters................................................................23

           Section 3.23.            Agreed-to Working Capital............................................................23

           Section 3.24.            Accounts Receivables.................................................................24

           Section 3.25.            Officers, Directors, Employees and Consultants.......................................24

           Section 3.26.            Books and Records....................................................................24

           Section 3.27.            Factories............................................................................24

           Section 3.28.            Company SEC Documents................................................................24

           Section 3.29.            Leslie Fay Settlement................................................................25

ARTICLE 4            REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................................................25

           Section 4.01.            Corporate Existence and Power........................................................25

           Section 4.02.            Corporate Authorization..............................................................25

           Section 4.03.            Consents and Authorizations..........................................................25

           Section 4.04.            Noncontravention.....................................................................25

           Section 4.05.            Financing............................................................................25

           Section 4.06.            Purchase for Investment..............................................................25

           Section 4.07.            Litigation...........................................................................26

           Section 4.08.            Scope of Representations and Warranties of the Company...............................26

           Section 4.09.            Capital Structure....................................................................26

           Section 4.10.            Buyer SEC Documents; No Undisclosed Liabilities......................................27

           Section 4.11.            Absence of Certain Changes or Events.................................................27

           Section 4.12.            Compliance with Laws.................................................................28

           Section 4.13.            Voting Requirements..................................................................28

           Section 4.14.            Brokers and Other Advisors...........................................................28

ARTICLE 5            COVENANTS OF THE COMPANY............................................................................28

           Section 5.01.            Conduct of the Company...............................................................28

           Section 5.02.            Access to Information................................................................29

           Section 5.03.            Notices of Certain Events............................................................29

           Section 5.04.            Disclosure Statement and Plan........................................................30


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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ARTICLE 6            COVENANTS OF THE BUYER..............................................................................31

           Section 6.01.            Confidentiality......................................................................31

           Section 6.02.            Bankruptcy Court Approvals...........................................................31

ARTICLE 7            COVENANTS OF THE BUYER AND THE COMPANY..............................................................32

           Section 7.01.            Conditions Precedent to Effectiveness of Agreement; Bid Protection...................32

           Section 7.02.            Further Assurances...................................................................33

           Section 7.03.            Certain Filings......................................................................33

           Section 7.04.            Public Announcements.................................................................34

           Section 7.05.            Supplementation and Amendment of Schedules...........................................34

           Section 7.06.            Preservation of and Access to Books and Records; Cooperation.........................34

           Section 7.07.            Administrative Claim Bar Date........................................................35

ARTICLE 8            TAX MATTERS.........................................................................................35

           Section 8.01.            Representations and Warranties.......................................................35

           Section 8.02.            Preparation of Tax Returns; Payment of Taxes.........................................36

           Section 8.03.            Closing Covenants....................................................................38

           Section 8.04.            Tax Controversy......................................................................38

ARTICLE 9            CONDITIONS TO CLOSING...............................................................................39

           Section 9.01.            Conditions to Obligations of the Parties.............................................39

           Section 9.02.            Conditions to Obligation of the Buyer................................................40

           Section 9.03.            Conditions to Obligation of the Company..............................................41

ARTICLE 10           SURVIVAL AND INDEMNIFICATION........................................................................41

           Section 10.01.           Survival.............................................................................41

           Section 10.02.           Indemnification of Buyer.............................................................41

           Section 10.03.           Indemnification of the Estate Representative.........................................42

           Section 10.04.           Limitations..........................................................................42

           Section 10.05.           Notice of Claim......................................................................42

           Section 10.06.           Right to Contest Claims of Third Persons.............................................42

           Section 10.07.           Exclusive Remedy.....................................................................43

ARTICLE 11           TERMINATION.........................................................................................43

           Section 11.01.           Grounds for Termination..............................................................43


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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           Section 11.02.           Effect of Termination................................................................44

ARTICLE 12           MISCELLANEOUS.......................................................................................44

           Section 12.01.           Notices..............................................................................44

           Section 12.02.           Amendments and Waivers...............................................................45

           Section 12.03.           Expenses.............................................................................45

           Section 12.04.           Successors and Assigns...............................................................46

           Section 12.05.           Governing Law........................................................................46

           Section 12.06.           Retention of Bankruptcy Court Jurisdiction...........................................46

           Section 12.07.           WAIVER OF JURY TRIAL.................................................................46

           Section 12.08.           Counterparts.........................................................................46

           Section 12.09.           Entire Agreement; Third Party Beneficiaries..........................................46

           Section 12.10.           Buyer Elections......................................................................47

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                                       iv

Exhibit A              Form of Stipulation of Settlement of IRS Claim

Exhibit B              Capital Budget


Schedule 2.07          Excluded Contracts

Schedule 2.08(a)       Employee Plans

Schedule 3.03          Consents and Authorizations

Schedule 3.07(a)       Subsidiaries

Schedule 3.09          Conduct of Business; Absence of Certain Changes

Schedule 3.10(b)       Undisclosed Liabilities

Schedule 3.11(a)(x)    Contracts

Schedule 3.11(a)(y)    Executory Contracts Rejected by the Company

Schedule  3.12         Litigation

Schedule  3.14(a)      Properties

Schedule  3.14(c)      Permitted Liens

Schedule  3.15(a)      Intellectual Property

Schedule 3.15(b)       Specified Registrations

Schedule  3.15(c)      Intellectual Property Rights

Schedule 3.15(e)       Intellectual Property - Employee Work Product

Schedule 3.16          Insurance

Schedule 3.20(a)       Labor Matters

Schedule 3.20(b)       Collective Bargaining Agreements

Schedule 3.21(a)       Employee Benefit Plans and Employment Agreements

Schedule 3.21(d)       Multiemployer Plans

Schedule 3.23          Net Working Capital as of the Balance Sheet Date

Schedule 3.24(a)       Consolidated Accounts Receivables

Schedule 3.24(b) Reconciliation of CIT Group Client Aged Accounts Receivable Summary

Schedule 3.24(c)       CIT Group Client Aged Accounts Receivable Summary

Schedule 3.25          Officers, Directors, Employees and Consultants

Schedule 3.27          Factories

Schedule 5.01 Permitted Conduct Outside Ordinary Course of Business between Signing Date and Closing Date

Schedule 8.01          Exceptions to Tax Representations

                               PURCHASE AGREEMENT

           AGREEMENT dated as of June 12, 2003 between Kellwood Company, a Delaware corporation (the "BUYER"), and Kasper A.S.L., Ltd., a Delaware corporation (the "COMPANY").


                              W I T N E S S E T H :

           WHEREAS, on February 5, 2002 (the "PETITION DATE"), each of the Company and certain of the Company's U.S. Subsidiaries (each a "DEBTOR" and collectively the "DEBTORS") commenced a case (collectively, the "REORGANIZATION CASES") under chapter 11 of title 11 of the United States Code (as amended, the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"), which cases are jointly administered under No. 02-10497 (ALG);

           WHEREAS, pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their respective businesses and manage their respective properties as debtors in possession, and are administering their respective estates, as defined in Section 541 of the Bankruptcy Code (the "ESTATES");

           WHEREAS, the Board of Directors of each of the Debtors has determined that it is advisable and in the best interests of the Estates and the beneficiaries of such Estates to consummate, subject to confirmation of a Second Amended and Restated Joint Plan of Reorganization incorporating the transactions contemplated by this Agreement (the "PLAN") by the Bankruptcy Court and effectiveness of such Plan, the transactions contemplated by this Agreement, upon the terms and conditions provided for herein;

           WHEREAS, pursuant to the Plan and upon consummation of the transactions contemplated thereby, (i) all of the Old Common Stock (and any rights to acquire Old Common Stock or other equity interests in the Company) shall be discharged, canceled, or otherwise terminated and (ii) the Company shall issue the New Common Stock, all of which shall be purchased by the Buyer pursuant to this Agreement;

           WHEREAS, the Plan will be consistent with the terms and conditions of this Agreement and in form and substance reasonably acceptable to Buyer;

           WHEREAS, the Plan will provide for an adequate reserve for payment and satisfaction of all Excluded Liabilities;

           WHEREAS, in furtherance thereof and pursuant to Section 5.04 hereof, the Company has agreed to, and to cause the other Debtors to (i) prepare and transmit the Disclosure Statement, once approved by the Bankruptcy Court, to holders of claims and equity interests in the Reorganization Cases, (ii) solicit acceptance of the Plan, and (iii) seek entry of an order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the "CONFIRMATION ORDER") (the date on which the Confirmation Order is entered is hereinafter referred to as the "CONFIRMATION DATE"); and

           WHEREAS, the Company desires to issue and sell the Shares to the Buyer, and the Buyer desires to purchase the Shares from the Company, upon the terms and subject to the conditions hereafter set forth.

           The parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

           Section 1.01. Certain Definitions. (a) The following terms, as used herein, have the following meanings:

           "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Company nor any of the Subsidiaries shall be considered an Affiliate of the Buyer.

           "AGREED-TO WORKING CAPITAL" means $51,259,000.

           "BALANCE SHEET" means the audited consolidated balance sheet of the Company and the Subsidiaries as of the Balance Sheet Date.

           "BALANCE SHEET DATE" means December 28, 2002.

           "BUSINESS DAY" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

           "BUYER MATERIAL ADVERSE EFFECT" means, with respect to the Buyer, a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby or on the condition (financial or otherwise), business, assets or results of operations of the Buyer and its subsidiaries, taken as a whole, other than the effects of changes relating to (a) changes or conditions affecting the industries in which the Buyer and its subsidiaries operate generally, (b) changes in economic, regulatory or political conditions generally; (c) any act(s) of war or terrorism; (d) any generally applicable change in GAAP or the interpretation thereof; or (e) any breach of this Agreement by the Company.

           "CLOSING DATE" means the date of the Closing.

           "CODE" means the United States Internal Revenue Code of 1986, as amended.

           "COMPANY" means (i) prior to the Effective Date, Kasper A.S.L., Ltd., a Delaware corporation, as debtor and debtor in possession and (ii) on and after the Effective Date, Kasper A.S.L., Ltd. (as reorganized pursuant to the Plan), a Delaware corporation, and, in each case, any successors thereto by merger, consolidation, or otherwise.

           "COMPANY'S U.S. SUBSIDIARIES" means, collectively, A.S.L. Retail Outlets, Inc.; ASL/K Licensing Corp.; AKC Acquisition, Ltd.; Lion Licensing, Ltd.; Kasper A.S.L. Europe, Ltd.; and Kasper Holdings, Inc.

           "CONFIDENTIALITY OBLIGATIONS" shall mean any confidentiality obligations set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, including the Confidentiality Agreement.

           "CONFIDENTIALITY REGULATIONS" shall mean Treasury Regulation Section 1.6011-4(b)(3) or any successor provision of the Treasury Regulations promulgated under Section 6011 of the Code.

           "CONTRACT" shall mean any agreement, contract, lease or license (whether written or oral).

           "EFFECTIVE DATE" means the business day, after the Confirmation Date, on which all of the conditions to the effectiveness of the Plan have been satisfied or waived.

           "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party relating to the environment or the effect of the environment on human health and safety, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. and all rules and regulations promulgated pursuant thereto or published thereunder.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

           "ESTATE REPRESENTATIVE" means the Person designated as such under the Plan. After the Closing, the Estate Representative shall be entitled to act in the name of and on behalf of the Estates with respect to all matters relating to this Agreement and the transactions contemplated hereunder.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "EXCLUDED TAXES" means all Taxes of the Company or its Subsidiaries for a Pre-Closing Tax Period, including any liability of the Company or its Subsidiaries for Taxes of others (for example, by reason of transferee liability or application of Treas. Reg. section 1.1502-6) or any losses including damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses payable with respect to Taxes claimed or assessed against the Company or its Subsidiaries if such Taxes or losses are attributable to the Pre-Closing Tax Period; provided, however, that notwithstanding anything contained herein to the contrary, Excluded Taxes shall not include (w) any Taxes in an amount reflected as an "accrued expense and other" liability in the calculation of the Final Working Capital, (x) Taxes that arise as a result of an election by the Buyer as provided in Section 12.10 hereof; (y) Taxes that arise as a result of (i) the Buyer filing, or causing to be filed, an amended Tax Return on or after the Closing Date or (ii) an election (including, but not limited to, an election under Section 338 of the Code) made, or caused to be made, by the Buyer on or after the Closing Date, and (z) Taxes resulting from transactions or actions taken by the Company or any of its Subsidiaries after the Closing on the Closing Date that are outside the ordinary course of business.

           "FINAL ORDER" means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

           "FORM 10-K" means the Form 10-K of the Company for the year ended December 28, 2002 filed with the Securities and Exchange Commission.

           "FORM 10-Q" means the Form 10-Q of the Company for the quarter ended March 29, 2003 filed with the Securities and Exchange Commission.

           "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

           "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any other country or any domestic or foreign state, county, city or other political subdivision.

           "HAZARDOUS MATERIALS" means any material, substance or waste classified, characterized or regulated as "hazardous," "toxic," "pollutant," "contaminant," or words of similar meaning under any Environmental Laws, including, without limitation, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and urea formaldehyde foam insulation.

           "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "INTELLECTUAL PROPERTY RIGHT" means any United States or Canadian Trademark, trade name, application for trademark or service mark registration, patent, patent application, domain name, URL, trade secret, software, source codes, object codes, copyright, copyright registration, application for copyright registration or any other similar type of proprietary intellectual property right.

           "INTERIM BALANCE SHEET" means the interim unaudited balance sheet of the Company and the Subsidiaries as of the Interim Balance Sheet Date.

           "INTERIM BALANCE SHEET DATE" means March 29, 2003.

           "IRS STIPULATION" means that certain Stipulation and Settlement of IRS Claim substantially in the form attached hereto as Exhibit A.

           "KELLWOOD STOCK VALUE" means the average closing price on the New York Stock Exchange of a share of Kellwood Stock for the ten trading days ending three business days prior to the Closing.

           "KNOWLEDGE OF THE COMPANY," "COMPANY'S KNOWLEDGE" or any other similar knowledge qualification in this Agreement means to the knowledge of John
D. Idol, Joseph B. Parsons, Lee S. Sporn, Laura Lentini, Gregg Marks and Richard Owen.

           "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

           "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of the Company to perform its obligations under this Agreement and to consummate the transactions contemplated hereby or on the condition (financial or otherwise), business, assets or results of operations of the Company and the Subsidiaries, taken as a whole, other than effects or changes relating to (a) changes or conditions generally affecting the women's apparel industry (except to the extent that any such change or condition has a material adverse effect on the Company that is materially greater than the adverse effect on comparable entities operating in such industry), (b) changes in economic, regulatory or political conditions generally; (c) any act(s) of war or terrorism; (d) any generally applicable change in GAAP or the interpretation thereof; or (e) any breach of this Agreement by the Buyer.

           "MULTIEMPLOYER PLAN" has the meaning specified in Section 3(37) of ERISA.

           "NEW COMMON STOCK" means the common stock, par value $0.01 per share, of the Company to be issued at the Closing.

           "NON-DEBTOR AFFILIATES" means, collectively, Kasper A.S.L. Europe, Ltd.; Asia Expert Limited; Tomwell Limited; Kasper Canada ULC; and Anne Klein ULC.

           "OLD COMMON STOCK" means the common stock, par value $0.01 per share, of the Company outstanding on the Petition Date which will be discharged, cancelled or otherwise terminated pursuant to the Plan and upon consummation of the transactions contemplated hereby.

           "ORDER" means any writ, judgment, ruling, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

           "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "POST-PETITION BANK CREDIT AGREEMENT" means that certain Secured Super-Priority Debtor-In-Possession Revolving Credit Agreement, dated as of January 30, 2003, among the Company, as borrower, certain of the Company's U.S. Subsidiaries, as guarantors, and Citicorp USA, Inc., as administrative agent, arranger and book manager and the lenders and issuers party thereto, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Post-Petition Bank Credit Agreement, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

           "PRE-CLOSING TAX PERIOD" means, with respect to the Company or its Subsidiaries, any Tax period (or portion thereof) ending on or before the Closing Date. For purposes of this Agreement, with respect to any taxable year or period of the Company or any of its Subsidiaries which includes the Closing Date (but does not end on that day), Excluded Taxes for the Pre-Closing Tax Period shall be computed as if such taxable year or period ended as of the close of business on the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

           "REORGANIZED DEBTORS" means the Debtors, and any successor of any such debtors by merger, consolidation or otherwise, on and after the Effective Date.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SHARES" means 100 shares of New Common Stock to be issued to the Buyer pursuant hereto, which, immediately following the Closing, shall be and constitute all of the duly issued and outstanding capital stock of the Company.

           "STRADDLE PERIOD RETURN" shall mean any Tax Return required to be filed by the Company or any Subsidiary relating to a taxable year or period beginning on or before and ending after the Closing Date.

           "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

           "TAX" means all federal, state, provincial, territorial, municipal, local or foreign income, profits, franchise, gross receipts, environmental (including taxes under Code Section 59A), customs, duties, net worth, sales, use, goods and services, withholding, value added, ad valorem, employment, social security, disability, occupation, pension, real property, personal property (tangible and intangible), stamp, transfer, conveyance, severance, production, excise and other taxes, withholdings, duties, levies, imposts and other similar charges and assessments (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon) imposed by or on behalf of any Taxing Authority, whether disputed or not, in each case whether such Tax arises by law, contract or otherwise and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

           "TAX RETURNS" means any report, return, declaration, claim for refund, information report or return or statement required to be supplied to a Taxing Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

           "TAXING AUTHORITY" means any Governmental Authority exercising any authority to impose, regulate, levy, assess or administer the imposition of any Tax.

           "TRADEMARK" means any trademark, service mark or trade dress rights developed or acquired by the Company or any of its Subsidiaries (or their predecessors), through use or registration, in particular words, logos, stylized lettering, and other designs.

           (b) Each of the following terms is defined in the Section set forth opposite such term:

       TERM                                                        SECTION

       Accounting Referee                                             2.03
       Action                                                         3.12
       Admin Bar Date                                                 7.07
       Administrative Claim Bar Date Order                            7.07
       Approval Hearing                                               7.01
       Approval Order                                                 7.01
       Assumed Liabilities                                            2.06
       Auction                                                        7.01
       Bankruptcy Code                                            Recitals
       Bankruptcy Court                                           Recitals
       Bid Procedures Order                                           7.01
       Breakup Fee                                                   11.02
       Buyer                                                      Preamble
       Buyer Indemnified Losses                                      10.02
       Buyer Indemnified Persons                                     10.02
       Buyer SEC Documents                                            4.10
       Closing                                                        2.04
       Closing Statement                                              2.03
       Closing Working Capital                                        2.03
       Company                                                    Preamble
       Company SEC Documents                                          3.28
       Company Securities                                             3.05
       Confidentiality Agreement                                      6.01
       Confirmation Date                                          Recitals
       Confirmation Order                                         Recitals
       Debtors                                                    Recitals
       Disclosure Statement                                           5.04
       Employee Agreement                                             3.21
       Employee Plan                                                  3.21
       Estates                                                    Recitals
       Estate Indemnified Losses                                     10.03
       Estate Indemnified Persons                                    10.03
       Excluded Contracts                                             2.07
       Excluded Liabilities                                           2.07
       Final Working Capital                                          2.03
       Indemnified Losses                                            10.02
       Indemnified Party                                             10.05
       Indemnity Account                                              2.02
       Indemnifying Party                                            10.01
       Intellectual Property Contracts                                3.15
       Kellwood Stock                                                 2.02
       Leases                                                         3.14
       Losses                                                        10.02

        TERM                                                        SECTION

       Net Working Capital                                            2.03
       Other Property                                                 3.14
       Pension Plan                                                   3.21
       Permits                                                        3.17
       Permitted Liens                                                3.14
       Petition Date                                              Recitals
       Plan                                                       Recitals
       Purchase Price                                                 2.02
       Reorganization Cases                                       Recitals
       SEC                                                            3.28
       Specified Registrations                                        3.15
       Subsidiary Securities                                          3.07
       Third Person                                                  10.06
       Third Person Claim                                            10.06
       Unadjusted Purchase Price                                      2.02
       Working Capital Adjustment Account                             2.02

           Section 1.02. Other Definitional and Interpretive Matters.

           (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

           Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

           Dollars. Any reference in this Agreement to $ shall mean U.S.
dollars.

           Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are material to and an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one schedule (i) shall be deemed to have been disclosed on each other schedule and (ii) is not an acknowledgement that such matter or item is material. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

           Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

           Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

           Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

           Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

           (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE 2

                                PURCHASE AND SALE

           Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Closing, the Shares. The purchase price to be paid by the Buyer for the Shares shall be paid to the Estate Representative as provided in Sections 2.02 and 2.03.

           Section 2.02. Unadjusted Purchase Price.

           (a) At the Closing, the consideration to be paid by Buyer for the Shares shall be equal to One Hundred and Fifty-one Million Dollars ($151,000,000) (the "UNADJUSTED PURCHASE PRICE"), subject to adjustment as provided in Section 2.03 (as adjusted, the "PURCHASE PRICE"). The Unadjusted Purchase Price is comprised of: (i) cash in an amount equal to One Hundred and Eleven Million Dollars ($111,000,000) plus (ii) the number of shares of Kellwood common stock, par value $.01 per share ("KELLWOOD STOCK") that is determined by dividing Forty Million Dollars ($40,000,000) by the Kellwood Stock Value. The cash portion of the Unadjusted Purchase Price shall be paid by wire transfer of immediately available funds to such account as shall have been designated by the Estate Representative to the Buyer in writing prior to the Closing. The Kellwood Stock shall be delivered to the Estate Representative at the Closing. Notwithstanding the foregoing, the Buyer shall have the option to deliver cash to the Estate Representative in lieu of all or a portion of the Kellwood Stock contemplated as purchase price consideration above and may exercise such option by delivering to the Company written notice of such election not less than three business days prior to Closing.

           (b) The Estate Representative shall hold Ten Million Dollars ($10,000,000) of the cash portion of the Unadjusted Purchase Price in an interest bearing segregated account (the "WORKING CAPITAL ADJUSTMENT ACCOUNT") for purposes of any adjustment provided for in Section 2.03 and until such time as the Final Working Capital has been determined and any payment due to Buyer as a result of any adjustment provided for in Section 2.03 has been made.

           (c) Further, the Estate Representative shall hold Seven Million Dollars ($7,000,000) of the cash portion of the Unadjusted Purchase Price in an interest bearing segregated account (the "INDEMNITY ACCOUNT") for a period of six months following the Closing for the purpose of satisfying claims by Buyer for Buyer Indemnified Losses.

           Section 2.03. Adjustment of Purchase Price.

           (a) As promptly as practicable, but no later than forty-five (45) days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Estate Representative the Closing Statement (as defined below) and a certificate based on such Closing Statement setting forth the Buyer's calculation of Closing Working Capital. The closing statement (the "CLOSING STATEMENT") shall fairly present in all material respects the consolidated Net Working Capital of the Company as of the end of business on the Closing Date ("CLOSING WORKING CAPITAL"). "NET WORKING CAPITAL" means, with respect to the Company and the Subsidiaries: (i) cash and restricted cash (for purposes of clarity, cash includes cash equivalents); plus, (ii) accounts receivable, net of appropriate reserves; plus, (iii) inventory (for purposes of clarity, for finished goods, net of reserves); plus, (iv) piece goods at contractor (for purposes of clarity, net of reserves); plus, (v) piece goods at AEL (for purposes of clarity, net of reserves); plus, (vi) prepaid and other current assets (for purposes of clarity, not including income tax refund, deferred tax asset, or any Federal or state income tax asset); less, (vii) accounts payable (for purposes of clarity, post-petition); less, (viii) accrued expenses and other (for purposes of clarity, not including (a) interest payable, (b) deferred income or current portion of deferred income, and (c) income tax payable, deferred tax liability, or any Federal or state income tax accrual); less, (ix) revolver (for purposes of clarity, under the Post-Petition Bank Credit Agreement, cash borrowings only, and whether or not the revolver is classified as a short term or long term liability), in each case as determined in accordance with GAAP (to the extent applicable) and the Company's historical internal reporting accounting practices, consistently applied between the Balance Sheet Date and the Closing Date, and as reflected as a line item on the Company's internal reporting balance sheets.

           (b) If the Estate Representative disagrees with the Buyer's calculation of Closing Working Capital delivered pursuant to Section 2.03(a), the Estate Representative may, within thirty (30) days after delivery of the Closing Statement, deliver a notice to the Buyer disagreeing with such calculation and setting forth the Estate Representative's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which the Estate Representative disagrees, and the Estate Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Working Capital delivered pursuant to Section 2.03(a).

           (c) If a notice of disagreement shall be duly delivered pursuant to
Section 2.03(b), the Buyer and the Estate Representative shall, during the fifteen (15) days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Working Capital, which amount shall not be less than the amount thereof shown in the Buyer's calculation delivered pursuant to
Section 2.03(a) nor more than the amount thereof shown in the Estate Representative's calculation delivered pursuant to Section 2.03(b). If during such period, the Buyer and the Estate Representative are unable to reach such agreement, they shall promptly thereafter cause KPMG LLP (the "ACCOUNTING REFEREE") to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Working Capital. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Statement and the Estate Representative calculation of Closing Working Capital as to which the Estate Representative has disagreed. The Accounting Referee shall deliver to the Buyer and the Estate Representative, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Accounting Referee), a report setting forth such calculation. Such report shall be final and binding upon the Buyer and the Estates. The cost of such review and report shall be borne equally by the Buyer and the Estates.

           (d) The Buyer and the Estate Representative shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Working Capital and in the conduct of the review referred to in this Section 2.03, including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

           (e) If Final Working Capital exceeds the Agreed-to Working Capital, the Buyer shall pay to the Estate Representative, in the manner and with interest as provided in Section 2.03(f), the amount of such excess. If the Agreed-to Working Capital exceeds Final Working Capital, the Estate Representative shall pay to the Buyer as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.03(f), the amount of such excess. Any payment made to the Estate Representative pursuant to this Section
2.03 shall be made solely from the Working Capital Adjustment Account under the Plan. The Working Capital Adjustment Account shall be the Buyer's sole source of recovery for any adjustment made pursuant to this Section 2.03. "FINAL WORKING CAPITAL" means Closing Working Capital (i) as shown in the Buyer's calculation delivered pursuant to Section 2.03(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.03(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and the Estate Representative pursuant to Section 2.03(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.03(c); provided, however, that in no event shall Final Working Capital be more than the Estate Representative's calculation of Closing Working Capital delivered pursuant to Section 2.03(b) or less than the Buyer's calculation of Closing Working Capital delivered pursuant to Section 2.03(a).

           (f) Any payment pursuant to Section 2.03 shall be made at a mutually convenient time and place within three Business Days after Final Working Capital has been determined by wire transfer by the Buyer or the Estate Representative, as the case may be, of immediately available funds to the account of such other party as may be designated in writing by such other party. The amount of any payment to be made pursuant to this Section 2.03 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest announced by Bank of America, N.A. from time to time as its base rate in New York City in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payments to which it relates and shall be calculated daily on the basis of a year of three hundred sixty five (365) days and the actual number of delays elapsed.

           Section 2.04. Closing. The closing (the "CLOSING") of the purchase and sale of the Shares hereunder shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, as soon as practicable after, but in no event later than five (5) business days after, satisfaction of the conditions set forth in Article 9 (other than those conditions which will be satisfied on the Closing Date), or at such other time or place as the Buyer and the Company may agree.

           Section 2.05. Stock Certificates. At the Closing, the Company shall deliver to the Buyer a certificate for the Shares, duly registered in the name of the Buyer or such other name as the Buyer shall have requested, which request shall be made not later than two Business days prior to the Closing Date.

           Section 2.06. Assumed Liabilities. The Plan shall provide that the only liabilities of the Company and the Subsidiaries relating to the period prior to the Closing Date that shall survive and remain liabilities of the

Company and the Subsidiaries on and after the Closing Date shall be the following (the "ASSUMED LIABILITIES"):

           (a) ordinary course of business liabilities of the Company and the Subsidiaries including those reflected within the determination of Net Working Capital; provided, however, for purposes of this Agreement the term "ordinary course of business" shall not be deemed to include liabilities for any material breach or violation of any Law or any liabilities related to tortious conduct by the Company, any Subsidiary or any employees of the Company or any Subsidiary;

           (b) ordinary course of business obligations under the Contracts of the Company and the Subsidiaries other than the Excluded Contracts;

           (c) liabilities for the Company's (i) documentary letters of credit related to goods ordered or to be ordered and outstanding at Closing (including any amendments required) and (ii) standby letters of credit outstanding at Closing;

           (d) non-cash liabilities consisting of deferred income including the current portion of deferred income;

           (e) subject to Section 2.08 and the proviso set forth in Section 2.06(a) and except as set forth in Sections 2.07(a) and (c), any and all obligations and liabilities (contingent or otherwise) arising from or relating to the employment or services, or termination of employment or services, of any individual with respect to the Company and the Subsidiaries, including without limitation (i) the Employee Plans and any trusts, insurance contracts or other agreements relating thereto, except as set forth in Section 2.07(f), (ii) the Employee Agreements, except as listed on Schedule 2.07 as an Excluded Contract,
(iii) accrued and unpaid vacation, sick days and personal days, (iv) workers' compensation benefits (whether accrued before, on or after the Closing Date),
(v) obligations under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to the current or former employees of the Company and the Subsidiaries and their qualified beneficiaries, (vi) any obligations to employees terminated on or before the Closing Date under the Worker Adjustment Retraining and Notification Act or similar state law by reason of the number of employees terminated after the Closing Date and (vii) any liability (contingent or otherwise) under Title IV of ERISA with respect to any Multiemployer Plan to which the Company or any Subsidiary contributes or is required to contribute; and

           (f) the Tax liabilities of the Company other than Excluded Taxes.

           Section 2.07. Excluded Liabilities. Neither Buyer, the Company nor the Subsidiaries shall be liable following the Closing for any liabilities of the Company or any Subsidiary relating to the period prior to the Closing Date other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"). All of the Excluded Liabilities, pursuant to the Plan, shall be the responsibility of the Estate Representative. The "EXCLUDED LIABILITIES" shall include, by way of example and not limitation, all obligations or liabilities of the Company and the Subsidiaries arising out of, relating to or otherwise in respect of:

           (a) the Pre-Petition claims and liabilities of the Company and the Subsidiaries set forth in the Plan (other than any liability (contingent or otherwise) under Title IV of ERISA with respect to any Multiemployer Plan to which the Company or any Subsidiary contributes or is required to contribute);

           (b) the Post-Petition Bank Credit Agreement (except for cash borrowings and as provided in Section 2.06(c));

           (c) the Excluded Taxes;

           (d) the Contracts listed on Schedule 2.07 (the "EXCLUDED CONTRACTS");

           (e) the net fees and expenses payable to the financial and legal advisors of the Estates, the Company and the Official Committee of the Unsecured Creditors of the Estates including Peter J. Solomon Company Limited, Weil, Gotshal & Manges LLP and Anderson, Kill & Olick, P.C.; and

           (f) any equity-based plan or compensation program related to Old Common Stock or other Company Securities including without limitation the Kasper A.S.L., Ltd. 1997 Management Stock Option Plan and Kasper A.S.L., Ltd. 1999 Share Incentive Plan.

           Section 2.08. Employee Matters.

           (a) With respect to each non-represented employee of the Company or any Subsidiary who is not a party to an Employee Agreement set forth on Schedule 3.21(a), Buyer shall cause the Company and Subsidiaries, with respect to each such employee, (i) to continue the employment of such employee immediately after the Closing at the same salary or hourly wage rate and position in effect immediately prior to the Closing and (ii) for a period of one year, to cover such employee under employee benefit and compensation plans, programs and arrangements that are substantially similar in the aggregate to those maintained by the Company and its Subsidiaries in effect immediately prior to the Closing Date (other than the Kasper A.S.L., Ltd. 1997 Management Stock Option Plan, the Kasper A.S.L., Ltd. 1999 Share Incentive Plan and any other stock based plan) applicable to such employee; provided, Buyer agrees to cause the Company and Subsidiaries to maintain, and not amend, terminate or discontinue, the Employee Plans set forth on Schedule 2.08(a), except to the extent required to comply with applicable laws. Subject to applicable laws, (x) notwithstanding the above provisions of this Section 2.08(a), the Company and the Subsidiaries shall have the right to dismiss any or all employees who are not represented by a labor union (subject to any written employment agreements with the Company or any Subsidiary) at any time, with or without cause, and (y) subject to clause (ii) above, to change the terms and conditions of their employment (including compensation and employee benefits provided to them).

           (b) With respect to each employee of the Company or any Subsidiary who is a party to an Employee Agreement set forth on Schedule 3.21(a), except for the individuals with Excluded Contracts listed on Schedule 2.07, Buyer shall cause the Company and Subsidiaries to honor their obligations under the Employee Agreements.

           (c) Buyer agrees that, with respect to all of its employee benefit plans, programs and arrangements covering or otherwise benefiting any employee of the Company or any Subsidiary on or after the Closing, service with the Company and its Subsidiaries shall be recognized for purposes of eligibility to participate, vesting, and level of benefits, but excluding benefit accruals, to the same extent such service (including prior service with any predecessor of the Company or any Subsidiary) is recognized under the corresponding Employee Plans, provided that such recognition does not result in any duplication of benefits.

           (d) Pursuant to the Plan, the Company shall terminate all equity-based plans and compensation programs related to Old Common Stock or other Company Securities, including without limitation the Kasper A.S.L., Ltd. 1997 Management Stock Option Plan and Kasper A.S.L., Ltd. 1999 Share Incentive Plan.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date (except as otherwise provided herein) that:

           Section 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and, subject to any necessary authority from the Bankruptcy Court, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has heretofore delivered or made available to the Buyer true and complete copies of the certificate of incorporation and bylaws of the Company, as currently in effect.

           Section 3.02. Corporate Authorization. The execution, delivery and, upon entry of the Confirmation Order, the performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. Subject to the entry of the Confirmation Order, this Agreement constitutes a valid and binding agreement of the Company.

           Section 3.03. Consents and Authorizations. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company require no material action, consent or approval by or in respect of, or filing with, any Person or any Governmental or Regulatory Authority other than (i) compliance with any applicable requirements of the HSR Act; (ii) consents, approvals or actions of, or filings with or notice to, the Bankruptcy Court; and (iii) as provided on
Schedule 3.03.

           Section 3.04. Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (i) violate the certificate of incorporation or bylaws of the Company or of any Subsidiary, as now in effect or as may be amended pursuant to the Plan, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation or Order, except for any such violations which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iii) require any material consent or other material action by any Person under, constitute a material default under, or give rise to any material right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any material benefit to which the Company or any Subsidiary is entitled under any provision of any material agreement or other material instrument binding upon the Company or any Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, other than Permitted Liens.

           Section 3.05. Capitalization. (a) (i) As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Old Common Stock and 1,000,000 shares of preferred stock. As of the date hereof, there are outstanding 6,800,000 shares of Old Common Stock and no shares of preferred stock.

           (ii) As of the date hereof, all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.05(a) or as disclosed in the Form 10-K or Form 10-Q, as of the date hereof, there are no outstanding
(A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses 3.05(a)(ii)(A), 3.05(a)(ii)(B) and 3.05(a)(ii)(C) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any the Company Securities.

           (b) Pursuant to the Plan, all of the outstanding Company Securities shall be canceled immediately prior to the Closing with no further rights and obligations relating thereto. As of the Closing (and giving effect to the Closing), (A) the authorized capital stock of the Company will consist of 1,000 shares of New Common Stock and (B) there will be outstanding 100 shares of New Common Stock. As of the Closing (and giving effect to the Closing), the Buyer will be the sole owner of the New Common Stock.

           Section 3.06. Valid Issuance of Securities. The Shares which are being issued to the Buyer hereunder will be duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof and upon payment of the Purchase Price as provided herein, will be fully paid and non-assessable, free of preemptive rights and free and clear of all Liens.

           Section 3.07. Subsidiaries. (a) Each Subsidiary is a corporation duly incorporated, validly exiting and in good standing under the laws of its jurisdiction of incorporation, and has, subject to any necessary authority from the Bankruptcy Court, all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted except for those licenses, authorizations, permits, consents and approvals the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 3.07(a). The Company has heretofore delivered or made available to the Buyer true and complete copies of the formation documents and bylaws of each Subsidiary as currently in effect.

           (b) Except for Liens that will be released or discharged at or prior to Closing pursuant to the Plan or the Confirmation Order, all of the outstanding capital stock or other voting securities of each Subsidiary is, and on the Closing Date will be, owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities, and nothing in the Plan or Confirmation Order reduces, dilutes, restricts, or otherwise affects in any way the Company's direct or indirect ownership of, or interest in, each Subsidiary. There are no outstanding (i) securities of any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from any Subsidiary, or other obligation of any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses 3.07(b)(i) and 3.07(b)(ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

           Section 3.08. Financial Statements. Subject to the qualifications expressed in the opinion of the Company's auditors, dated March 17, 2003, the Balance Sheet and the related audited consolidated statement of income and cash flows for the year ended December 28, 2002 and the Interim Balance Sheet and the related unaudited interim consolidated statements of income and cash flows for such period fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absences of footnotes in the case of any unaudited interim financial statements).

           Section 3.09. Conduct of Business; Absence of Certain Changes. Except as approved by the Bankruptcy Court or as set forth on Schedule 3.09, since the Balance Sheet Date, there has not been:

           (a) any change, which would have a Material Adverse Effect, in (i) the business, financial condition, or operations of the Company or any Subsidiary, or (ii) the condition of the assets and property, real and personal, tangible and intangible, of the Company or any Subsidiary;

           (b) any declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) to any shareholder of the Company or any Subsidiary with respect to any securities of the Company or any Subsidiary, or any direct or indirect redemption, purchase, or other acquisition by the Company of any Company Securities;

           (c) any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any shareholder, director, officer, agent, or employee of the Company or any Subsidiary, or in any benefits granted under any Employee Plan with or for the benefit of any such shareholder, director, officer, agent, or employee, other than in the ordinary course of business;

           (d) any transaction entered into or carried out by the Company or any Subsidiary other than in the ordinary course of business;

           (e) other than in the ordinary course of business, (i) any borrowing or incurrence of any other indebtedness, contingent or other, by or on behalf of the Company or any Subsidiary or (ii) any endorsement, assumption, or guarantee of payment or performance of any loan or obligation of any other Person by the Company or any Subsidiary;

           (f) any change made by the Company or any Subsidiary in its methods of doing business or of accounting;

           (g) any grant by the Company or any Subsidiary of any mortgage, security interest, or other encumbrance with respect to its property, other than Permitted Liens;

           (h) any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of, any of its property other than arm's-length sales, leases, or dispositions in the ordinary course of business of the Company or any Subsidiary, other than Permitted Liens;

           (i) any material modification or termination of any material contract described on Schedule 3.11 or any material term thereof;

           (j) any purchase by the Company or any Subsidiary of capital assets other than in accordance with the capital budget attached hereto as Exhibit B, which budget is consistent with the overall budget of the Company for fiscal year 2003 that has been approved by the Board of Directors of the Company (it being understood that expenditures for particular line items in excess of the amounts budgeted therefor shall nonetheless be in accordance with the capital budget so long as the aggregate capital expenditures do not exceed the aggregate amount budgeted therefor);

           (k) other than in the ordinary cause of business and other than loans between the Company and the Subsidiaries, any loan or advance made by the Company or any Subsidiary to any Person; or

           (l) any binding commitment or agreement by the Company or any Subsidiary to do any of the foregoing items (a) through (k).

           Section 3.10. No Undisclosed Material Liabilities. Other than in the ordinary course of business, there are no material liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

           (a) liabilities disclosed in the Form 10-K or Form 10-Q or provided for in the Balance Sheet or disclosed in the notes thereto or in the Interim Balance Sheet or disclosed in the notes thereto;

           (b) liabilities disclosed on Schedule 3.10(b); or

           (c) performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's length Contracts for goods or services.

           Section 3.11. Material Contracts. (a) Except (x) as disclosed in
Schedule 3.11(a)(x) and (y) for executory Contracts that have been or will be rejected by the Company or the Subsidiaries by Order of the Bankruptcy Court (as listed in Schedule 3.11(a)(y) or as specifically contemplated by the Plan) or will be rejected by the Company or the Subsidiaries with the written consent of the Buyer on or prior to the Effective Date, neither the Company nor any Subsidiary is a party to or bound by:

                (i) any lease (whether of real or personal property) providing for annual rentals of $125,000 or more;

                (ii) other than in the ordinary course of business, any agreement for the purchase of materials, supplies, goods, services, equipment or other assets (other than purchase orders for piece goods and finished goods in the ordinary course of business) providing for aggregate payments by the Company and the Subsidiaries of $125,000 or more;

                (iii) other than in the ordinary course of business, any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments to the Company and the Subsidiaries of $125,000 or more;

                (iv) any partnership, joint venture or other similar agreement or arrangement;

                (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000 and which may be prepaid on not more than 30 days notice without the payment of any penalty;

                (vii) any material option, license, franchise or similar material agreement;

                (viii) any material agency, dealer, sales representative, marketing or other similar agreement;

                (ix) any agreement that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any Subsidiary after the Closing Date; or

                (x) any other agreement not made in the ordinary course of business consistent with past practices that is material to the Company and the Subsidiaries, taken as a whole, or to any of the Company, Lion Licensing, Ltd., A.S.L. Retail Outlets, Inc. or Kasper Partnership, G.P., taken individually.

           (b) Except for any executory Contracts that may be rejected by the Company or the Subsidiaries with the written consent of the Buyer, each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect, and none of the Company, any Subsidiary or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any such material Contract, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any material default thereunder. True and complete copies of each such Contract have been delivered or made available to the Buyer.

           Section 3.12. Litigation. As of the date hereof, except for the Reorganization Cases or as set forth on Schedule 3.12, (a) there is no material suit, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), government or other action pending, (b) to the Knowledge of the Company, there is no material claim or grand jury investigation pending or (c) to the Knowledge of the Company, there is no material suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), grand jury investigation, government or other action (any of the foregoing, an "ACTION") threatened against or affecting the Company or any Subsidiary or any of their respective businesses or properties, or, in connection with their respective businesses, any of their shareholders, directors, officers, agents, or other personnel, including without limitation any Action which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby. As of the date hereof, except for the Reorganization Cases or as set forth on Schedule 3.12, (x) neither the Company nor any Subsidiary is or has been, since January 1, 2002, subject to any material Order other than Orders of general applicability or Orders of the Bankruptcy Court and (y) neither the Company nor any Subsidiary has been (or, to the Knowledge of the Company, threatened to be) a party or subject to any material Action or Order relating to personal injury, death, or property or economic damage arising from the conduct of either of the Company's or any Subsidiary's business.

           Section 3.13. Compliance with Laws and Court Orders. Neither the Company nor any Subsidiary is in violation of, and has not since January 1, 2002 violated, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation or Order, except for violations that have not had, individually or in the aggregate, a Material Adverse Effect.

           Section 3.14. Properties.

           (a) Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiaries have a valid leasehold interest in all leases of real property to which any of them is a party (collectively, the "LEASES"). A true and correct list of each such Lease is contained on Schedule 3.14(a). Each such Lease is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect. None of the Company, any Subsidiary or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any such material Lease, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material default thereunder.

           (b) With respect to all property and assets other than real property ("OTHER PROPERTY"), the Company and the Subsidiaries have good and valid title to, or a valid leasehold interest in, the Other Property (whether personal, tangible or intangible) used by them, located on their premises or reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for any Other Property sold since the Balance Sheet Date in the ordinary course of business consistent with past practices and except for defects in title or in the validity of leasehold interests that would not result in a material liability to the Company and the Subsidiaries.

           (c) No Lease or Other Property is subject to any Lien, except:

                (i) as of the date hereof, Liens disclosed on the Balance Sheet or on the Interim Balance Sheet;

                (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet);

                (iii) Liens created by operation of law;

                (iv) Liens under the Post-Petition Bank Credit Agreement (which will be released at Closing);

                (v) Liens disclosed on Schedule 3.14(c) hereto; and

                (vi) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets (clauses (i) through (vi) of this Section 3.14 are, collectively, the "PERMITTED LIENS").

           Section 3.15. Intellectual Property.

           (a) The Company and the Subsidiaries have no material patent registrations or applications or copyright registrations or applications.
Schedule 3.15(a) contains a complete and accurate list of all of the Trademark registrations and applications of the Company and the Subsidiaries and all material Contracts relating to the other Intellectual Property Rights, and the Company has delivered or caused to be delivered to Buyer accurate and complete copies of all such Contracts ("INTELLECTUAL PROPERTY CONTRACTS"), except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which the Company or any Subsidiary is the licensee. All Intellectual Property Contracts are valid and binding agreements of the Company or a Subsidiary, as the case may be, and are in full force and effect, and none of the Company, any Subsidiary or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any such material Intellectual Property Contract, and, to the Company's Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material default thereunder.

           (b) The Company and the Subsidiaries collectively have ownership or valid and legally enforceable rights to use all material Intellectual Property Rights necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens (other than Permitted Liens). To the Company's Knowledge, none of the Intellectual Property Rights used by the Company or the Subsidiaries conflicts with or infringes the rights of any Person. The Company and the Subsidiaries collectively have sole, full, and clear title (except with respect to Permitted Liens) to the trademark registrations set forth on Schedule 3.15(b) (the "SPECIFIED REGISTRATIONS") for the goods and services named therein, and the Specified Registrations are valid and subsisting and in full force and effect. There is no action or proceeding pending or, to the Knowledge of the Company, threatened challenging the validity or ownership of any Specified Registration.

           (c) No Intellectual Property Right used or held for use by the Company or any of the Subsidiaries, or necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted, is subject to any outstanding claim, audit, demand, Order, stipulation or agreement restricting the use thereof by the Company or any of the Subsidiaries or restricting the licensing thereof by the Company or any of the Subsidiaries to any Person, except as set forth on Schedule 3.15(c) and except for any claim, audit, demand, Order, stipulation or agreement which has not had, individually or in the aggregate, a Material Adverse Effect.

           (d) To the Knowledge of the Company, no Person is infringing, misappropriating or violating any Intellectual Property Right of the Company or any Subsidiary.

           (e) Substantially all current non-union, non-retail employees of the Company and each of the Subsidiaries, and any other persons who have created any material portion of the Intellectual Property Rights, have executed a written acknowledgement to the Company containing a provision in the form set forth on
Schedule 3.15(e) hereto.

           Section 3.16. Insurance Coverage. The Company and its Subsidiaries have at all times maintained: (i) general comprehensive liability insurance against such risks as are customarily insured against by companies similar to the Company and the Subsidiaries and in at least such amounts as are usually carried by persons engaged in the same or a similar business, and (ii) insurance as required by law or under any agreement to which the Company and the Subsidiaries is or has been a party, including without limitation, unemployment and workers' compensation coverage. A list of each such insurance policy is set forth on Schedule 3.16. All such insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and the Subsidiaries have been in effect since January 1, 2003 and remain in full force and effect.

           Section 3.17. Permits. The Company and the Subsidiaries have all material governmental licenses, franchises, permits, certificates, approvals or other similar authorizations ("PERMITS") required for the ownership or occupancy of its properties and assets and the carrying on of its business. The Permits are valid and in full force and effect, neither the Company nor any Subsidiary is in default in any material respect under, and no condition exists that with notice or lapse of time or both would constitute a material default under, the Permits and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, except as is not material.

           Section 3.18. Inventories. The inventories set forth in the Balance Sheet and the Interim Balance Sheet were properly stated therein at the lesser of cost or fair market value determined in accordance with GAAP consistently applied. Since the Interim Balance Sheet Date, the inventories of the Company and its Subsidiaries have been maintained in the ordinary course of business consistent with past practice. Neither the Company nor any Subsidiary is in possession of any inventory not owned by it, including goods already sold, other than goods held on consignment having a value not exceeding $416,726 (as of May 5, 2003) in the aggregate or as is immaterial in amount.

           Section 3.19. Finders' Fees. Except for Peter J. Solomon Company, whose fees will be paid by the Estates, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

           Section 3.20. Labor Matters. (a) Except as disclosed in Schedule 3.20(a), neither the Company nor any Subsidiary is a party to any collective bargaining or other labor union contract covering any employees of the Company or any Subsidiary, and no employee of the Company or any Subsidiary is represented by any labor union. Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company and the Subsidiaries are, and at all times have been, in compliance with the terms and requirements of, and are not currently in default under, any collective bargaining or other labor union contract covering any employees of the Company or any Subsidiary.

           (b) There is no labor strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Except as set disclosed in Schedule 3.20(b), no collective bargaining agreement is currently being negotiated and no organizing effort is currently being made with respect to the Company's or any Subsidiary's employees.

           (c) The Company and the Subsidiaries are in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, has had, individually or in the aggregate, a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board.

           Section 3.21. Employee Benefit Plans. (a) Schedule 3.21(a) lists each "employee benefit plan" (as defined in Section 3(3) of ERISA) and each profit sharing, deferred compensation, bonus or other incentive compensation, stock option, stock purchase, retirement, health, vacation, severance, disability, life insurance, tuition reimbursement, leave of absence, company car and club dues plan, program or policy maintained by the Company or any Subsidiary except as required to be maintained by law (each, an "EMPLOYEE PLAN"). Schedule 3.21(a) also lists each material employment agreement maintained by the Company or any Subsidiary (each, an "EMPLOYEE AGREEMENT"). The Company has made available to the Buyer correct and complete copies of (i) each Employee Plan and each Employee Agreement (or, in the case of any such Employee Plan or Employee Agreement that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service with respect to each Employee Plan (if any such report was required), (iii) the most recent summary plan description for each Employee Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Employee Plan. Each Employee Plan and each Employee Agreement has been administered in all material respects in accordance with their terms. Each Employee Plan is, and the Company and its Subsidiaries in respect of such Employee Plan are, in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and Section 1862(b)(4)(A)(i) of the Social Security Act. To the Knowledge of the Company, the Subsidiaries in respect of each employee benefit plan required by law to be maintained or contributed to by the Subsidiaries with respect to any non-U.S. employees are in compliance in all material respects with applicable laws, except where failure thereof would not have a Material Adverse Effect.

           (b) To the Knowledge of the Company, (i) each Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) intended to be tax qualified under Section 401(a) of the Code (each, a "PENSION PLAN") is so qualified, (ii) the trust maintained pursuant thereto is exempt from federal income taxation under Section 501(a) of the Code, (iii) each such Pension Plan has received a favorable determination letter from the Internal Revenue Service, and (iv) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or the exemption of such trust. The Company has made available to the Buyer a correct and complete copy of the most recent determination letter received with respect to each Pension Plan, as well as a correct and complete copy of each pending application for a determination letter, if any. No Pension Plan is subject to Title IV of ERISA.

           (c) All contributions, premiums and benefit payments under or in connection with the Employee Plans and Multiemployer Plans to which the Company or any Subsidiary contributes or is required to contribute that are required to have been made as of the date hereof in accordance with the terms of such plans have been timely made. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

           (d) Except as set forth on Schedule 3.21(d), neither the Company nor any Subsidiary contributes to any Multiemployer Plan. Except as set forth on
Schedule 3.10(b) and, to the Knowledge of the Company, no Multiemployer Plan has made a claim for withdrawal liability against the Company or any Subsidiary.

           (e) To the Knowledge of the Company, neither the Company nor any Subsidiary nor any "party in interest" or "disqualified person" with respect to an Employee Plan has engaged in any non-exempt "prohibited transaction" in violation of Section 4975 of the Code or Section 406 of ERISA which would result in a material liability to the Company.

           (f) The Company has not terminated any Pension Plan subject to Title IV of ERISA since January 1, 2002.

           Section 3.22. Environmental Matters.

           (a) Each of the Company and the Subsidiaries (including each of their respective assets, operations and real estate) is in compliance in all material respects with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all material permits, registrations, licenses or authorizations required by Environmental Laws.

           (b) (x) There is no suit, claim, action or proceeding pending, (y) to the Knowledge of the Company, there is no investigation pending, and (z) to the Knowledge of the Company, there is no suit, claim, action, proceeding or investigation threatened against or affecting the Company or any of the Subsidiaries or any real property owned, operated or leased by the Company or any of the Subsidiaries alleging material non-compliance with or potential material liability under Environmental Laws.

           (c) Except with respect to matters that have been resolved in compliance with Environmental Laws, neither the Company nor any of the Subsidiaries has received any notice of or knowingly entered into or assumed by contract any material obligation, material liability, Order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws.

           (d) To the Knowledge of the Company, there has been no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping, or release of any Hazardous Materials at any property owned or leased by the Company or the Subsidiaries which could reasonably be expected to result in the Company incurring material liabilities under Environmental Laws.

This Section 3.22 contains the sole and exclusive representations and warranties of the Company regarding environmental matters.

           Section 3.23. Agreed-to Working Capital. Agreed-to Working Capital is equal to the Net Working Capital as of the Balance Sheet Date, calculated as set forth on Schedule 3.23.

           Section 3.24. Accounts Receivables. Set forth in Schedule 3.24(a) is a list of sub-accounts, which, in the aggregate, comprise the consolidated accounts receivable of the Company. Set forth in Schedule 3.24(b) is a reconciliation of the CIT Group/Commercial Services, Inc. Client Aged Accounts Receivable Summary to the A/R - Regular Trade (Factored) general ledger balance. Set forth in Schedule 3.24(c) is the CIT Group/Commercial Services, Inc. Client Aged Accounts Receivable Summary. Except as set forth on Schedule 3.24, the accounts receivable set forth in the Balance Sheet and the Interim Balance Sheet were properly stated therein in accordance with GAAP consistently applied. Such accounts receivable of the Company and its Subsidiaries have arisen in good faith in the ordinary course of business consistent with past practice.

           Section 3.25. Officers, Directors, Employees and Consultants. Set forth on Schedule 3.25 is a list of: (a) all current directors of the Company and each Subsidiary, (b) all current officers (with office held) of the Company and each Subsidiary, (c) all employees (active or other) of the Company and each Subsidiary, who receive annual compensation of $100,000 or more, and (d) all current paid consultants to the Company and each Subsidiary who receive annual compensation of $100,000 or more or who may not be terminated by the Company on 60 days' notice without a penalty being incurred by the Company.

           Section 3.26. Books and Records. The books of account, stock record books, minute books, bank accounts, and other corporate records of the Company and each Subsidiary are true, correct, and complete in all material respects, and have generally been maintained in accordance with good business practices.

           Section 3.27. Factories. Except as set forth on Schedule 3.27, neither the Company nor any Subsidiary relies on any single mill for more than 15.0% of its piece goods or factory for more than 10.0% of its finished goods (by aggregate volume purchased). The Company's Contractor Manual, which has been provided to Buyer, is the only manual of the Company relating to compliance by each manufacturing facility operated by the Company or any Subsidiary or any manufacturing facility operated by a third party which supplies products to the Company or any Subsidiary, with all applicable foreign and domestic national, federal, provincial, state, county and municipal statutes, laws, ordinances, regulations, rules or orders regarding use of child labor, safety for workers, human rights and similar concepts.

           Section 3.28. Company SEC Documents.

           (a) The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the Securities and Exchange Commission ("SEC") required to be filed by the Company since January 1, 2001 (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           Section 3.29. Leslie Fay Settlement. The Commonwealth of Pennsylvania has received the settlement payment contemplated by that certain Stipulation for Judgment dated August 27, 2002 regarding the case Leslie Fay Co Inc vs. Commonwealth of Pennsylvania in the Commonwealth Court of Pennsylvania, No. 0578 Finance & Revenue, 2000.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

           The Buyer represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

           Section 4.01. Corporate Existence and Power. The Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

           Section 4.02. Corporate Authorization. The execution, delivery and, performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the powers (corporate, partnership or otherwise) of the Buyer and have been or will have been duly authorized by all necessary action on the part of the Buyer. This Agreement constitutes a valid and binding agreement of the Buyer.

           Section 4.03. Consents and Authorizations. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action, consent or approval by or in respect of, or filing with, any Person or Governmental Regulatory Authority other than (i) compliance with any applicable requirements of the HSR Act and
(ii) consents, approvals or actions of, and filings with or notice to the Bankruptcy Court.

           Section 4.04. Noncontravention. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the organizational documents of the Buyer or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation or Order, except for any such violations which have not had, individually or in the aggregate, a Buyer Material Adverse Effect.

           Section 4.05. Financing. The Buyer has access to the capital necessary to fund the cash portion of the Unadjusted Purchase Price and any other amounts to be paid by it hereunder.

           Section 4.06. Purchase for Investment. The Buyer is purchasing the Shares for investment and not with a view to, or for sale in connection with, any distribution thereof. The Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

           Section 4.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Buyer threatened against or affecting, the Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, or that has had, individually or in the aggregate, a Buyer Material Adverse Effect.

           Section 4.08. Scope of Representations and Warranties of the Company. The Buyer acknowledges that neither the Company nor any of its Affiliates, nor their agents, representatives, employees and officers, makes or has made any representation or warranty, either express or implied, with respect to the Company, the Shares or otherwise or with respect to any information provided or made available to the Buyer or any of its Affiliates, representatives or agents, except as and only to the extent expressly set forth in Article 3 and Article 8 (which are qualified by, and subject to the limitations and restrictions contained in this Agreement).

           Section 4.09. Capital Structure.

           (a) As of the date hereof, the authorized capital stock of Buyer consists of 50,000,000 shares of Kellwood Common Stock and 500,000 shares of preferred stock ("KELLWOOD PREFERRED STOCK"). As of May 30, 2003, (i) 26,355,159 shares of Kellwood Common Stock were issued and outstanding, (ii) 6,563,477 shares of Kellwood Common Stock were held by Buyer in its treasury and (iii) 5,382,473 shares of Kellwood Common Stock were reserved for issuance pursuant to the 1995 Stock Option Plan for Nonemployee Directors, as amended, the 1995 Omnibus Incentive Stock Plan, the 1990 Stock Option Plan for Nonemployee Directors, the 1990 Omnibus Incentive Stock Plan, the Corporate Development Incentive Plan, as amended, and the Restricted Stock Compensation Plan of 1969 (collectively, the "BUYER STOCK PLANS") (of which 4,326,997 shares of Kellwood Common Stock were subject to outstanding options to purchase shares of Kellwood Common Stock granted under the Buyer Stock Plans). As of the date hereof (x) no shares of Kellwood Preferred Stock were issued or outstanding and (y) 160,000 shares of Kellwood Preferred Stock designated as Series A Junior Preferred Stock ("Series A Preferred Stock") were reserved for issuance in connection with the rights to purchase Series A Preferred Stock issued pursuant to the Rights Agreement, dated as of June 11, 1986, as amended, between Buyer and American Stock Transfer & Trust Company, Inc., as rights agent. Except as set forth above in this Section 4.09(a), as of the date hereof, no shares of capital stock or other voting securities of Buyer are issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, rights to receive shares of Kellwood Common Stock on a deferred basis or other rights that are linked to the value of Kellwood Common Stock, granted under Buyer Stock Plans or otherwise by Buyer.

           (b) As of the date hereof, all outstanding shares of capital stock of Buyer are, and all shares to be issued in accordance with this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in Section 4.09(a), there are no bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above in Section 4.09(a), (i) there are not issued, reserved for issuance or outstanding (A) any securities of Buyer or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Buyer or (B) any warrants, calls, options or other rights to acquire from Buyer or any of its subsidiaries, or any obligation of Buyer or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Buyer and (ii) there are not any outstanding obligations of Buyer or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Buyer nor any of its subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

           Section 4.10. Buyer SEC Documents; No Undisclosed Liabilities.

           (a) Buyer has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Buyer since January 1, 2001 (collectively, the "BUYER SEC DOCUMENTS"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and, as of their respective dates, none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The financial statements of Buyer included in the Buyer SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           (c) Except as set forth in the most recent financial statements included in the Buyer SEC Documents filed by Buyer and publicly available prior to the date of this Agreement (the "Filed Buyer SEC Documents") or for liabilities incurred in connection with this Agreement or in the ordinary course of business since the date of the most recent financial statements included in the Filed Buyer SEC Documents, neither Buyer nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected in, or reserved against or otherwise described in the consolidated balance sheet of Buyer (including the notes thereto) which, individually or in the aggregate, have had or would reasonably be expected to have a Buyer Material Adverse Effect.

           Section 4.11. Absence of Certain Changes or Events. Except for actions undertaken in connection with this Agreement, since the date of the most recent audited financial statements included in the Filed Buyer SEC Documents, Buyer and its subsidiaries have conducted their respective businesses in all material respects only in the ordinary course consistent with past practice, and there has not been:

           (a) any amendment to Buyer's certificate of incorporation, by-laws (other than an amendment to increase the number of directors on the Buyer's board of directors) or similar organizational documents;

           (b) any change or effect that individually or in the aggregate has had or would reasonably be expected to have a Buyer Material Adverse Effect;

           (c) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Buyer's capital stock (other than payment of Buyer's regular quarterly cash dividend on shares of Kellwood Common Stock);

           (d) any split, combination or reclassification of any of Buyer's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

           (e) any change in accounting methods, principles or practices by Buyer materially affecting the assets, liabilities or businesses of Buyer and its subsidiaries, taken as a whole, except insofar as may have been required by a change in GAAP; or

           (f) any agreement, whether or not in writing, to do any of the foregoing.

           Section 4.12. Compliance with Laws. Each of Buyer and its subsidiaries is in compliance with all laws, rules, regulations or Orders applicable to it, its properties or other assets or its business or operations, except for instances of noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

           Section 4.13. Voting Requirements. This Agreement and the transactions contemplated hereby, including the issuance of shares of Kellwood Common Stock pursuant to Article 2 hereof, do not require the approval of the holders of any shares of capital stock of Buyer.

           Section 4.14. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Financo, Inc., the fees and expenses of which will be paid by Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY

           The Company agrees that:

           Section 5.01. Conduct of the Company. Except as set forth on Schedule 5.01, from the date hereof until the Closing Date, the Company shall, and shall cause the Subsidiaries to, conduct its businesses in the ordinary course of business consistent with past practice and to use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company, except as set forth on Schedule 5.01, will not, and will not permit any Subsidiary to:

           (a) adopt or propose any change in its certificate of incorporation or bylaws, except, as contemplated by this Agreement, upon the confirmation of the Plan by the Bankruptcy Court;

           (b) merge or consolidate with any other Person or (other than in the ordinary course of business) acquire a material amount of assets from any other Person;

           (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing Contracts or commitments not rejected by the Company or any Subsidiary prior to the date hereof and (ii) in the ordinary course of business consistent with past practice;

           (d) declare, set aside or pay any dividend or other distribution of cash or other property with respect to any shares of capital stock of such Person, or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of such Person; or

           (e) without the written consent of the Buyer, assume or reject any contract, lease or other agreement under Section 365 of the Bankruptcy Code.

           Section 5.02. Access to Information. From the date hereof until the Closing Date, the Company will (i) upon reasonable prior notice, give, and will cause each Subsidiary to give, the Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish, and will cause each Subsidiary to furnish, to the Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any Subsidiary as such Persons may reasonably request and
(iii) instruct the employees, counsel and financial advisors of the Company or any Subsidiary to cooperate with the Buyer in its investigation of the Company or any Subsidiary. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and the Subsidiaries. Notwithstanding the foregoing, the Buyer shall not have access to personnel records of the Company and the Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in the Company's good faith opinion is sensitive or the disclosure of which could subject the Company or any Subsidiary to risk of liability.

           Section 5.03. Notices of Certain Events. The Company shall promptly notify Buyer of:

           (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

           (b) any notice or other communication from any Governmental or Regulatory Authority in connection with the business operations of the Company or the transactions contemplated by this Agreement;

           (c) any actions, suits, claims, investigations or proceedings pending or, to its Knowledge, threatened against or relating to the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that would reasonably be expected to affect the consummation of the transactions contemplated by this Agreement;

           (d) any objection to, or appeal from the (i) Bid Procedures Order,
(ii) Approval Order, (iii) Administrative Claim Bar Date Order, (iv) approval of the Disclosure Statement or (v) entry of the Confirmation Order; and

           (e) any event or occurrence that would cause any representation or warranty of the Company to be untrue in any material respect.

           Section 5.04. Disclosure Statement and Plan. (a) Not later than five
(5) Business Days after the Bankruptcy Court enters the Approval Order, the Company and the other Debtors shall file the Plan with the Bankruptcy Court and seek approval from the Bankruptcy Court of a Second Amended and Restated Disclosure Statement, consistent with the terms and conditions set forth in this Agreement and subject in form and substance to the reasonable approval of the Buyer (the "DISCLOSURE STATEMENT"), recommending the approval of the Plan. Without limiting the foregoing, the Plan will provide for payment and satisfaction of all Excluded Liabilities. All Old Common Stock and any rights to purchase Old Common Stock will be discharged, cancelled or otherwise terminated pursuant to the Plan and upon consummation of the transactions contemplated hereby. All information concerning the Company and the other Debtors provided by the Company and/or the other Debtors and contained in the Disclosure Statement shall be, as applicable, accurate in all material respects and shall comply with the requirements of the Bankruptcy Code and other applicable law. The Company shall promptly notify the Buyer if at any time before the Effective Date it becomes aware that the Disclosure Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall make the appropriate filings with the Bankruptcy Court regarding such misstatement or omission and take such other actions to address such misstatement or omission as required by the Bankruptcy Court.

           (b) Upon approval of the Disclosure Statement by the Bankruptcy Court, the Company and the other Debtors shall transmit the Disclosure Statement to holders of claims and equity interests in the Reorganization Cases. The Company shall use, and cause each of the other Debtors to use, their reasonable best efforts to solicit acceptance of the Plan and obtain the entry of the Confirmation Order (including by seeking confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code in the event any class of claims or interests shall have failed to accept the Plan or in the event any such class is deemed to have rejected the Plan) as soon as practicable after approval of the Disclosure Statement. Prior to the filing by Debtors of any amendment or supplement to the Plan or the Disclosure Statement, or any motion or other pleading describing or affecting the transactions contemplated by this Agreement, the Company shall provide a copy thereof to the Buyer and its counsel, and the Buyer and its counsel shall be given a reasonable opportunity to review and comment on such amendment, supplement, motion or pleading. The Company shall provide to the Buyer and to counsel for the Buyer copies of any and all pleadings filed by the Debtors (or any of them) with respect to the Reorganization Cases.

           (c) If the Confirmation Order or any other Order of the Bankruptcy Court relating to (i) this Agreement, (ii) the Disclosure Statement, (iii) the solicitation of acceptance of the Plan, or (iv) confirmation of the Plan, shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), the Company agrees to take such steps, if any, as may be reasonable and appropriate to prosecute in good faith such appeal, petition or motion, or defend against such appeal, petition or motion, at the cost and expense of the Company, and to use reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion, all with the objective of effecting the transactions contemplated by this Agreement; provided that nothing herein shall require the Company to appeal from an Order as to which the Company does not believe bona fide grounds for appeal exist.

           (d) The Estate Representative shall not, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) file any pleading or take other action in the Bankruptcy Court with respect to this Agreement, the Plan or the consummation of the transactions contemplated hereby or thereby that is inconsistent with the full performance and implementation of the provisions of this Agreement, subject to the fiduciary duties of the Company; provided, however, that nothing contained in the foregoing shall be construed to limit in any way the Estate Representative's rights under this Agreement, including the Estate Representative's rights under Article 11 hereof, or to limit the Estate Representative's rights to advocate for the approval of this Agreement and against any alternative transaction or plan of reorganization that does not effectuate the transactions contemplated by this Agreement.

                                   ARTICLE 6

                             COVENANTS OF THE BUYER

           The Buyer agrees that:

           Section 6.01. Confidentiality. Prior to the Closing and after any termination of this Agreement, the provisions of the Confidentiality Agreement, dated January 20, 2003, between the Company and the Buyer (the "CONFIDENTIALITY AGREEMENT") shall continue in full force and effect. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, the Confidentiality Obligations as they relate to the transactions contemplated by this Agreement shall not apply to the "tax structure" or "tax treatment" of such transactions (as these terms are used in the Confidentiality Regulations) and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the "tax structure" and "tax treatment" of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the "tax treatment" and "tax structure." In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not to be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Regulations and shall be construed in a manner consistent with such purpose.

           Section 6.02. Bankruptcy Court Approvals. (a) The Buyer shall assist and cooperate with the Debtors in seeking approval of the Disclosure Statement and confirmation of the Plan. The Buyer shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld) file any pleading or take other action in the Bankruptcy Court with respect to this Agreement, the Plan or the consummation of the transactions contemplated hereby or thereby that is inconsistent with the full performance and implementation of the provisions of this Agreement; provided, however, that nothing contained in the foregoing shall be construed to limit in any way the Buyer's rights under this Agreement, including the Buyer's rights under Article 11 hereof, or to limit the Buyer's or its Affiliates' rights to advocate for the approval of this Agreement and against any alternative transaction or plan of reorganization that does not effectuate the transactions contemplated by this Agreement.

           (b) All information concerning the Buyer provided in writing to the Company by the Buyer expressly for inclusion in the Disclosure Statement is or shall be accurate in all material respects. The Buyer shall promptly notify the Company and the other Debtors if at any time before the Effective Date it becomes aware that the Disclosure Statement contains any untrue statement of a material fact with respect to the Buyer or omits to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Buyer, in light of the circumstances under which they were made, not misleading.

           (c) If the Confirmation Order or any other Orders of the Bankruptcy Court relating to (i) this Agreement, (ii) the Disclosure Statement, (iii) the solicitation of acceptance of the Plan, or (iv) confirmation of the Plan, shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), the Buyer agrees to take such steps, if any, as may be reasonable and appropriate to join in and prosecute such appeal, petition or motion or defend against such appeal, petition or motion and to use reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion, with the objective of effecting the transactions contemplated by this Agreement; provided, that such reasonable efforts obligation shall not obligate the Company to expend monies or to pay a disputed claim against the Company.

                                   ARTICLE 7

                     COVENANTS OF THE BUYER AND THE COMPANY

           The Buyer and the Company agree that:

           Section 7.01. Conditions Precedent to Effectiveness of Agreement; Bid Protection. The Debtors shall submit a motion to approve procedures for any competitive bidding under Bankruptcy Code Section 363 (or other applicable Bankruptcy Code Section) within five (5) days after execution of the Agreement and shall request that such motion be heard by the Bankruptcy Court on expedited notice as soon as reasonably practicable. The Agreement shall not be enforceable against Buyer until such time as the Bankruptcy Court shall have entered an order approving bid procedures (the "BID PROCEDURES ORDER"). The Bid Procedures Order shall approve, among other things, the Breakup Fee contemplated by Section
11.02 and each of the following terms and conditions:

           (a) any competitive bidding for the Shares shall be conducted at an auction ("AUCTION") either at an approval hearing ("APPROVAL HEARING") at which the Bankruptcy Court will enter an Order formally approving this Agreement and the transactions contemplated by this Agreement ("APPROVAL ORDER") or at a time and place to be approved by the Bankruptcy Court following which the Approval Order will be entered;

           (b) the Approval Hearing will be held not later than 45 days after the entry of the Bid Procedures Order;

           (c) if the Company, its officers, agents or representatives should receive a proposal with respect to a competitive bid or other acquisition proposal or any inquiry regarding any such proposal from a third party, the Company shall promptly inform Buyer of such proposal and any information received related to the terms and conditions of such proposal;

           (d) each competitive bidder to be qualified to bid must first make a cash deposit of not less than Five Million Dollars ($5,000,000) in a client trust account of Weil, Gotshal & Manges LLP by 5:00 p.m. on the day prior to the Auction;

           (e) any competitive bid at the Auction shall be for the Shares and shall be on terms and conditions that are substantially the same or no less favorable to the Company than those set forth in the Agreement;

           (f) the first incremental competitive bid at the Auction shall begin at least Five Million Dollars ($5,000,000) over the Unadjusted Purchase Price, with any subsequent increases of bids by Buyer or any competing bidders to be made in at least subsequent One Million Dollar ($1,000,000) increments or such lesser amount as the Company may establish in its sole direction;

           (g) at and during the Auction, Buyer shall have the opportunity to increase its bid to a level equal to at least One Million Dollars ($1,000,000) in excess of any competing qualifying bid (provided that Buyer shall be entitled to credit its Breakup Fee (as defined in Section 11.02) in the purchase price reflected in such bid) and if Buyer increases its bid to greater than the purchase price proposed by a competing, qualifying bid, the Bankruptcy Court will enter an order directing the sale of the Shares to Buyer only after all bidding at the Auction has concluded;

           (h) any and all bids must contain a requirement that the purchase price for the Shares shall be payable on no less favorable terms to the Company than those set forth in the Agreement;

           (i) the offers of all competing bidders shall be irrevocable until the earlier of (i) the closing of the sale of the Shares to a party other than such bidder, (ii) the withdrawal of the Shares for sale by the Company, or (iii) ninety (90) days following the Approval Hearing; and

           (j) after entry of the Approval Order, the Shares shall not be offered to any Person other than the successful purchaser at the Approval Hearing unless such purchaser fails to perform its material obligations under this Agreement.

           Section 7.02. Further Assurances. Subject to the terms and conditions of this Agreement, the Buyer and the Company will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and the Buyer agree, and the Company, prior to the Closing, and the Buyer, after the Closing, agree to cause the Company and each Subsidiary, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. If following the Closing Date there exists any Lien upon any asset of the Company that arose by operation of law and that relates to an Excluded Liability, the Estate Representative shall, reasonably promptly upon notification thereof by the Buyer, discharge such liability or otherwise cause such Lien to be released.

           Section 7.03. Certain Filings. (a) Promptly following the issuance of the Approval Order, the Estates and the Buyer will each prepare and file a notification with the United States Department of Justice and the Federal Trade Commission, as required by the HSR Act. The Estates and the Buyer will cooperate with each other in connection with the preparation of such notification, including sharing information concerning sales and ownership and such other information as may be needed to complete such notification, and providing a copy of such notification to the other prior to filing. Each of the Estates and the Buyer will keep confidential all information about the other obtained in connection with the preparation of such notification. In addition, each party agrees to make promptly any filing that may be required under any other antitrust or competition law or by any other antitrust or competition authority. Buyer and Seller will cooperate to respond to all inquiries and requests for further information associated with the HSR Act filing and any filing that may be required under any other antitrust or competition law or by any other antitrust or competition authority. The Buyer and the Estates shall each have responsibility for one-half of the aggregate filing fees associated with the HSR Act filings and any other similar filings required in any other jurisdictions.

           (b) The Estates and the Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

           Section 7.04. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

           Section 7.05. Supplementation and Amendment of Schedules. From time to time prior to the Closing, the Company shall have the right to supplement or amend the Schedules with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement that, if existing or known at, or occurring prior to, the date of this Agreement, would have been required to be set forth or described in such Schedules. No such supplement or amendment shall have any effect on the satisfaction of the condition to closing set forth in Section 9.02(a); provided, however, if the Closing shall occur, then, unless otherwise agreed to in writing, the Buyer shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or to otherwise with respect to any and all matters disclosed pursuant to any such supplement or amendment and delivered to Buyer at least two Business Days prior to the Closing.

           Section 7.06. Preservation of and Access to Books and Records; Cooperation. The Buyer agrees that, for a period of one year from the Closing Date (or for such longer period of time not to exceed six (6) additional months as the Estates may reasonably require), it shall cause the Company, without cost or expense to the Estates, to (i) preserve and keep intact the Company's books and records as in existence as of the Closing Date, (ii) make such books and records, and the Company's officers, employees, consultants, agents, accountants, attorneys and other representatives, available to the Estates, at reasonable times, upon reasonable prior notice, under reasonable circumstances and as may be reasonably required by the Estates, in connection with the filing of any Tax Returns pursuant to Section 8.02 hereof, the consummation of the Plan, the resolution of all claims against the Company that are disputed by the Company, the distribution of all funds to which creditors of the Company are entitled under the Plan, the wind down of the Estates and the closing of the Reorganization Cases, (iii) allow the Estates to make extracts and copies of such books and records, (iv) provide office space for one person for the use of the Estates (at a reasonable location and under reasonable circumstances) and
(v) cooperate reasonably, and cause its officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate reasonably, with the Estates in connection with the foregoing. Notwithstanding the foregoing, the Buyer shall be entitled to reasonable compensation for the time expended by the Company's officers, employees, consultants, agents, accountants, attorneys and other representatives if the time required to comply with the foregoing covenants is unreasonably excessive.

           Section 7.07. Administrative Claim Bar Date. The Estates shall seek and obtain an administrative claims bar date from the bankruptcy court (the "ADMIN BAR DATE") with respect to any and all claims having priority for payment from the Estates under Bankruptcy Code ss. 503 (other than claims for goods and services provided to the Company in the ordinary course of business prior to the Effective Date, compensation claims of employees under contract, professional fees and expense claims and claims by parties seeking cure for executory contracts and unexpired leases assumed pursuant to the Plan or Section 365 of the Bankruptcy Code) (the "ADMINISTRATIVE CLAIM BAR DATE ORDER"), which Admin Bar Date shall be set no later than thirty (30) days prior to Closing. Immediately following the Admin Bar Date, the Buyer and Estates shall determine which of the administrative claims filed against the Estates shall constitute Assumed Liabilities.

                                   ARTICLE 8

                                   TAX MATTERS

           Section 8.01. Representations and Warranties. Except to the extent set forth on Schedule 8.01, the Company represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

           (a) All Tax Returns required to be filed by, or with respect to, the Company or the Subsidiaries have been filed (or requests for extension of time to file have been properly filed) and all Taxes that were shown to be due on such Tax Returns have been paid (or adequate reserves have been established on the Company's books and records), except where the failure to file such Tax Returns or to pay such Taxes would not reasonably be expected to be material.

           (b) Other than any Taxes as to which a proof of claim has been filed by a Taxing Authority in the Reorganization Cases, all material Excluded Taxes due and owing by the Company and its Subsidiaries (whether or not reflected on any Tax Return) have been paid.

           (c) The Company and its Subsidiaries have withheld and paid all material Excluded Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, including any material Excluded Taxes related to the cancellation or satisfaction of intercompany obligations between the Company and its affiliates and the Subsidiaries.

           (d) The Company has given, or otherwise made available to Buyer, correct and complete copies of those portions of all Tax Returns, examination reports and statements of deficiencies relating to the Company and any of its Subsidiaries for periods ending, or transactions consummated, after December 31, 1999.

           (e) There are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period, and no power of attorney is currently in force with respect to any matter relating to Taxes of the Company or any of its Subsidiaries.

           (f) No federal, state, local or foreign Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries.

           (g) Neither the Company nor any of its Subsidiaries has received from any federal, state, local or foreign Taxing Authority (including jurisdictions where the Company or the Subsidiaries have not filed a Tax Return) any (i) written notice indicating an intent to open an audit or other review; (ii) written request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustments for any amount of Tax proposed, asserted, or assessed by any Taxing Authority against the Company or its Subsidiaries.

           (h) The Company has not received any written notice from a Taxing Authority in a jurisdiction where either the Company or any of its Subsidiaries does not file Tax Returns that such returns are required.

           (i) There are no Liens for Taxes upon the assets or properties owned by the Company or any of its Subsidiaries, except for Permitted Liens.

           (j) Neither the Company nor any of its Subsidiaries (other than A.S.L. Retail Outlets, Inc. and Kasper A.S.L. Europe Ltd.) has ever been a member of an affiliated group filing a consolidated federal income tax return other than a group in which the common parent is the Company.

           (k) Neither the Company nor any of its Subsidiaries is (or ever has been) a party to or bound by any Tax indemnity, Tax sharing, or Tax allocation agreement or arrangement and has not assumed the Tax liability of any other person under contract.

           (l) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in a payment that would not be fully deductible as a result of Section 162(m) or Section 280G of the Code or any similar provision of foreign, state, or local law.

           Section 8.02. Preparation of Tax Returns; Payment of Taxes.

           (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be borne equally by the Estates and the Buyer; provided, however, that if any such Taxes are reflected as an "accrued expense and other" liability in the calculation of the Final Working Capital or arise as a result of Section 12.10, the Buyer shall be responsible for all such Taxes. All Taxes referred to in this Section 8.02 shall be paid by the Company when due, and the Company shall file, or cause to be filed, all necessary Tax Returns and other documentation with respect to any such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. The Estates or the Estate Representative shall promptly pay the portion of such Taxes for which it is responsible pursuant to this Section 8.02(a) to the Buyer after the Buyer furnishes the Estates or the Estate Representative with a copy of the applicable Tax Return and any other supporting documentation.

           (b) Preparation and Filing of Tax Returns.

                (i) The Company shall prepare and file, or cause to be prepared and filed, all Tax Returns for the Company and the Subsidiaries that are required to be filed on or prior to the Closing Date. The Company shall pay, or shall cause to be paid, all Taxes shown due on such Tax Returns.

                (ii) The Estates shall prepare, or cause to be prepared, the Company's and each Subsidiary's Tax Returns for all taxable periods ending on or prior to the Closing Date that are required to be filed after the Closing Date. The Estates shall deliver copies of such Tax Returns to the Buyer for review and approval (such approval shall not be unreasonably withheld) at least twenty (20) days prior to the due date for filing such returns. The Estates shall be responsible for the payment of the portion of such Taxes shown due on such Tax Returns to the extent any such Taxes constitute Excluded Taxes and shall pay such amounts to Buyer within five (5) days prior to the due date for filing such Tax Returns. The Buyer shall cause the Company and the Subsidiaries to timely file such Tax Returns and to remit all Taxes shown due on such Tax Returns.

                (iii) The Buyer shall prepare, or cause to be prepared, each Straddle Period Return. The Buyer shall deliver copies of each Straddle Period Return to the Estates for review and approval (such approval shall not be unreasonably withheld) at least twenty (20) days prior to the due date for filing such return (accompanied, where appropriate, by an accounting for the portion of such Taxes that constitutes Excluded Taxes). The Estates shall be responsible for the portion of the Taxes shown due on such Tax Returns to the extent any such Taxes constitute Excluded Taxes and shall pay such amounts to Buyer within five (5) days of the due date for filing such Straddle Period Return and Buyer shall be responsible for the balance. The Buyer shall cause the Company and the Subsidiaries to timely file such Tax Returns and to remit all Taxes shown due on such Tax Returns.

                (iv) Notwithstanding anything to the contrary herein, if a dispute arises (and is not resolved within ten (10) days prior to the due date of the Tax Return) with regard to the amount of Excluded Taxes that the Estates owe in respect of any Tax Return described in Section 8.02(b)(ii) or 8.02(b)(iii), the Estates shall pay to the Buyer the amount that the Estates believe is owing and the parties shall resolve their dispute through the Accounting Referee. The Accounting Referee's determination shall be final and binding on both parties and its expenses shall be borne equally by both parties. Within five (5) days following resolution of the dispute, any amounts determined to be due upon final resolution of the dispute shall be promptly paid.

                (v) To the extent permitted by applicable Law or the administrative practice of any Taxing Authority, the taxable year of the Company and each Subsidiary shall close as of the close of business on the Closing Date. The parties hereto, the Company and the Subsidiaries shall not take any position inconsistent with the preceding sentence on any Tax Return.

                (vi) All Tax Returns described in this Section 8.02 shall be prepared in a manner consistent with past practice unless a past practice has been finally determined to be incorrect by the applicable Taxing Authority or a contrary treatment is required by applicable Tax Laws (or the judicial or administrative interpretations thereof).

                (vii) Notwithstanding anything contained herein to the contrary, the Estates (and the Company and/or its Subsidiaries prior to the Closing) may take any actions necessary to reduce or eliminate Taxes for any Tax Returns described in Section 8.02(b)(i) or 8.02(b)(ii) without the consent of the Buyer, including, but not limited to, the defense, compromise or settlement of any audit or any administrative or court proceeding relating to Taxes for periods prior to or ending on the Closing Date or filing an amended Tax Return to obtain a refund for an Excluded Tax; provided, however, if the Estates amend or agree to an audit adjustment on a Tax Return of the Company or its Subsidiaries for a period ending on or prior to the Closing Date and such amendment or adjustment affects the Tax liability of the Company or its Subsidiaries for a period after the Closing, then the Estates or the Estate Representative shall obtain the consent of the Buyer before filing such amendment or agreeing to such adjustment (such consent shall not be unreasonably withheld); provided, however, that in no event shall the Estates (or the Estate Representative) be required to obtain the consent of the Buyer (or the Company or its Subsidiaries after the Closing) to settle or compromise the IRS claim consistent with the terms of the IRS Stipulation attached hereto as Exhibit A. The Buyer, the Estates, the Estate Representative, the Company and its Subsidiaries shall cooperate and take those actions necessary to reduce or eliminate Taxes for any Straddle Period Returns described in Section 8.02(b)(iii). To the extent any of the foregoing requires action to be taken by the Company or any of its Subsidiaries after the Closing Date, the Buyer, Company and its Subsidiaries shall cooperate with the Estates to realize the applicable tax benefit or reduction in Taxes, including the filing of amended Tax Returns (prepared by the Estates or the Estate Representative in the case of amendments to Tax Returns described in Section 8.02(b)(i) or 8.02(b)(ii)).

                (viii) The Company and/or its Subsidiaries shall promptly pay to the Estates any refunds (including interest thereon) received in respect of Excluded Taxes (determined without regard to clause (w) in the definition of Excluded Taxes).

           Section 8.03. Closing Covenants.

           (a) Tax Sharing Agreements. Any tax sharing agreement with the Company, its Subsidiaries and any other Person will have been terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

           (b) The Plan shall provide for the expeditious payment of all allowed claims for Taxes and no deferral of payment under Section 1129(a)(9)(C) of the Bankruptcy Code shall be sought.

           (c) Except as provided in Section 12.10 hereof, the Company shall not cause any intercompany obligations of the Company and/or its Subsidiaries to be eliminated prior to the Closing Date.

           Section 8.04. Tax Controversy.

           (a) The Estates shall have the right, but not the obligation, to exclusively represent the interests of the Company and/or its Subsidiaries in any Tax audit or administrative or court proceeding relating to Taxes for all periods ending on or prior to the Closing Date. Buyer agrees that it will cooperate fully, and shall cause the Company and/or its Subsidiaries to cooperate fully, with the Estates and their counsel in the defense against or compromise of any claim in any such proceeding.

           (b) The Estates (or the Estate Representative) shall have the right, but not the obligation, to jointly represent the interests of the Company and/or its Subsidiaries in any Tax audit or administrative or court proceeding relating to Straddle Period Returns. Buyer agrees that it will cooperate fully, and shall cause the Company and/or its Subsidiaries to cooperate fully, with the Estates and their counsel in the joint defense against or compromise of any claim in any such proceeding. Neither the Estates, on the one hand, nor the Buyer, on the other hand, shall settle any dispute relating to a Tax liability attributable to the Company or any Subsidiary, as the case may be, for a Straddle Period Return without the consent of the other; provided, however, that, if the Estates propose to accept a settlement and the Buyer does not consent thereto, the Estates' liability under Article X in respect of such Tax liability shall be limited to the portion of the proposed settlement amount attributable to the portion of such Straddle Period Return that constitutes an Excluded Tax. The Estates and the Buyer shall each bear their own costs, fees and expenses paid to third parties in the course of such proceeding.

           (c) If any Taxing Authority asserts a claim, makes an assessment or otherwise disputes or affects any Taxes for which the Estates are responsible hereunder, the Buyer shall, promptly upon receipt by the Buyer, the Company or the Subsidiaries of notice thereof, inform the Estates. The failure of Buyer to timely forward such notification in accordance with the immediately preceding sentence shall not relieve the Estates of their obligation to pay such liability for Taxes except and to the extent that the failure to timely forward such notification actually prejudices the ability of the Estates to contest such liability for Taxes or increases the amount of such Taxes.

                                   ARTICLE 9

                              CONDITIONS TO CLOSING

           Section 9.01. Conditions to Obligations of the Parties. The obligations of each party to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

           (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

           (b) No provision of any applicable law or regulation and no Order shall prohibit the consummation of the Closing.

           (c) (i) All conditions to the Effective Date set forth in the Plan (including the entry of the Confirmation Order by the Bankruptcy Court) shall have been satisfied or duly waived in accordance with the applicable provisions of the Plan and (ii) the transactions contemplated by the Plan to occur on or prior to the Closing shall have been or shall be consummated simultaneously with the Closing in accordance with the Plan.

           (d) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained, except for such actions or filings, the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (e) The Administrative Claim Bar Date Order and the Confirmation Order (in a form reasonably satisfactory to the Buyer and providing for the effectuation of all of the transactions contemplated by this Agreement and the Plan in accordance with the terms and provisions hereof and thereof) shall each have become a Final Order.

           Section 9.02. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

           (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Company in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto (A) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and (B) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and (iii) the Buyer shall have received a certificate signed by the chief financial officer of the Company to the foregoing effect.

           (b) There shall not be instituted or pending any action or proceeding by any governmental authority or agency, domestic or foreign, or before any court or governmental authority or agency, domestic or foreign, seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the Buyer of all or any material portion of the business or assets of the Company.

           (c) Since the date hereof, no event or condition shall have occurred that results in, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

           (d) The Company shall have delivered to Buyer a stock certificate representing the Shares, as described in Section 2.05.

           (e) The Approval Order and the Confirmation Order shall expressly provide: (i) that the Estates and the Company are authorized to consummate the transactions contemplated by the Agreement and to perform any other act that is necessary or appropriate for the consummation of the transactions contemplated by the Agreement, (ii) that the Shares shall be delivered to Buyer or its designee upon Closing; (iii) that Buyer has acted in "good faith" in connection with the transactions contemplated herein, as provided in Section 363(m) of the Bankruptcy Code and that all conditions and terms of Section 363(f) of the Bankruptcy Code and the Bankruptcy Rules that are applicable thereto have been satisfied; and (iv) any commissions or fees due to the Company's brokers and investment bankers shall be paid out of the net proceeds of the sale of the Shares.

           (f) Buyer shall have received from the Company such other documents as may be required by the Bankruptcy Court for consummation of the transactions contemplated hereby.

           (g) The IRS Stipulation shall have been executed by all of the parties thereto, approved by the Bankruptcy Court and delivered by the Company to the appropriate Person for submission to the Joint Committee on Taxation of the Congress of the United States.

           (h) The Liens under the Post-Petition Bank Credit Agreement shall have been released (or shall be released concurrently with the Closing) (except in connection with cash borrowings and the letters of credit referred to in
Section 2.06(c)).

           Section 9.03. Conditions to Obligation of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

           (a) (i) The Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of the Buyer contained in this Agreement and in any certificate or other writing delivered by the Buyer pursuant hereto (A) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and (B) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and (iii) the Company shall have received a certificate signed by an executive officer in the case of the Buyer.

           (b) The Company shall have received all documents it may reasonably request relating to the existence of the Buyer and the authority of the Buyer to execute, deliver and perform this Agreement (such as organizational documents, bankruptcy related documents, secretarial certificates and the like), all in form and substance reasonably satisfactory to the Company.

           (c) Since the date hereof, no event or condition shall have occurred that results in, or would reasonably be expected to result in, individually or in the aggregate, a Buyer Material Adverse Effect.

                                   ARTICLE 10

                          SURVIVAL AND INDEMNIFICATION

           Section 10.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of six months. Any and all claims for indemnification for breach of a representation or warranty hereunder must be made pursuant to this
Article 10 prior to such date against the party responsible for indemnification hereunder (the "INDEMNIFYING PARTY").

           Section 10.02. Indemnification of Buyer. The Plan shall provide that the Estate Representative shall hold Buyer, and, from and after the Closing, the Company, and the shareholders, directors, officers, successors, assigns, and agents of each of them (the "BUYER INDEMNIFIED PERSONS"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("LOSSES"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at two percent above the prime lending rate of Bank of America, N.A. from time to time prevailing (in all, "INDEMNIFIED LOSSES") incurred or to be incurred by any of them ("BUYER INDEMNIFIED LOSSES") to the extent resulting from or arising out of (i) any breach or violation of the Company's representations, warranties, covenants, or agreements contained in this Agreement or (ii) the Excluded Liabilities.

           Section 10.03. Indemnification of the Estate Representative. From and after the Closing, the Buyer shall hold the Estate Representative and its members, managers, directors, officers, successors, assigns, and agents (the "ESTATE INDEMNIFIED PERSONS"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them ("ESTATE INDEMNIFIED LOSSES") to the extent resulting from or arising out of (i) any breach or violation of Buyer's representations, warranties, covenants, or agreements contained in this Agreement or (ii) the Assumed Liabilities.

           Section 10.04. Limitations.

           (a) The Buyer Indemnified Persons shall not be entitled to recover Buyer Indemnified Losses for breaches or violations of the Company's representations or warranties contained in this Agreement unless such Buyer Indemnified Losses exceed $1,000,000 in the aggregate, and only to the extent such Buyer Indemnified Losses exceed such amount, up to a maximum recovery of $7,000,000 (plus any accrued interest in the Indemnity Account).

           (b) The Estate Indemnified Persons shall not be entitled to recover Estate Indemnified Losses for breaches or violations of Buyer's representations or warranties contained in this Agreement unless such Estate Indemnified Losses exceed $1,000,000 in the aggregate, and only to the extent such Estate Indemnified Losses exceed such amount, up to a maximum recovery of $7,000,000.

           (c) For purposes of this Article 10, "Buyer Indemnified Losses" and "Estate Indemnified Losses" shall not include or be recoverable by any person to the extent insurance proceeds have been recovered with respect to the indemnified matter.

           Section 10.05. Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or the Estate Representative seeks indemnification on behalf of an Estate Indemnified Person, such party seeking indemnification (the "INDEMNIFIED PARTY") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any non-disputed claim not more than ten days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

           Section 10.06. Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("THIRD PERSON"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "THIRD PERSON CLAIM"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third Person Claim; the Indemnified Party may thereafter participate (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. If the Indemnifying Party so acknowledges its obligation to indemnify, the Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for any reasonable costs of the defense the Indemnified Party had theretofore incurred. If the Indemnifying Party does not so acknowledge its obligation to indemnity and assume the defense of any such Third Person Claim, (a) the Indemnified Party shall defend against such claim, provided that any settlement of such claim shall require the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed, and (b) the Indemnifying Party may participate in (but not control) the defense of such claim, with its own counsel at its own expense. The parties hereto shall make available to each other all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense, negotiation or settlement thereof.

           Section 10.07. Exclusive Remedy. The provisions of this Article 10 shall constitute the exclusive remedy of the parties hereto with respect to any claims for Indemnified Losses resulting from or arising out of the provisions of this Agreement which may be asserted after the Closing; provided, that the foregoing shall not preclude any claim for fraud.

                                   ARTICLE 11

                                   TERMINATION

           Section 11.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

           (a) by mutual written agreement of the Company and the Buyer;

           (b) by Buyer on the Closing Date if the conditions to Buyer's obligations to close shall not have been fulfilled, provided that Buyer is not in breach of its obligations hereunder;

           (c) by the Company on the Closing Date if the conditions to the Company's obligations to close shall not have been fulfilled, provided that the Company is not in breach of its obligations hereunder;

           (d) by either the Company or the Buyer if the Closing shall not have been consummated on or before October 31, 2003; provided that the Company and the Buyer shall each have the right to extend such date by up to 30 days upon notice given to the other party by October 31, 2003;

           (e) by either the Company or the Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final Order of any court or governmental body having competent jurisdiction (other than the Bankruptcy Court); or

           (f) by either the Company or the Buyer if the Bankruptcy Court shall have issued an Order which has become final and nonappealable restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of the transactions contemplated by this Agreement or by the Plan (including an Order denying confirmation of the Plan or confirming a plan of reorganization other than the Plan).

           (g) by Buyer or the Company if a competing bidder other than Buyer shall acquire the Shares or the assets of the Company under competitive bidding pursuant to the terms described in Section 7.01 of this Agreement; or

           (h) by the Buyer or the Company if the Plan is not approved by the Bankruptcy Court.

           The party desiring to terminate this Agreement pursuant to this
Section 11.01 shall give notice of such termination to the other party hereto.

           Section 11.02. Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of either party thereto (or their respective directors, officers, employees, agents, consultants, advisors, other representatives, or Affiliates); provided, however, that (i) the provisions of this Article 11 and the provisions of Section 6.01 and Article 12 will continue to apply following any such termination; (ii) nothing contained in this Agreement will relieve any party from any liability arising from such party's (A) willful failure to fulfill a condition to the performance of the obligations of the other party, (B) failure to perform a covenant of this Agreement, or (C) breach of any representation or warranty or agreement contained herein; (iii) if a competing bidder other than Buyer shall acquire the Shares or the assets of the Company under competitive bidding pursuant to the terms described in Section 7.01 of this Agreement, Buyer shall be entitled to a cash break-up fee of Four Million Dollars ($4,000,000) (the "BREAKUP FEE"), which shall be paid to Buyer concurrent with the Closing Date with the winning bidder, (iv) if a stand-alone plan of reorganization is confirmed within twelve (12) months from the date hereof, then thereupon the Buyer shall be entitled to the Breakup Fee, which shall be paid on the effective date of such plan, and (v) if Buyer shall terminate this Agreement as a result of an intentional breach of the Agreement by the Company or the Company shall file a plan of reorganization or an amended plan of reorganization as a result of which a party other than the Buyer is the purchaser of the Shares or the assets of the Company, then Buyer shall be entitled to the Breakup Fee upon the occurrence of such intentional breach or upon the effective date of such plan, as the case may be.

                                   ARTICLE 12

                                  MISCELLANEOUS

           Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to the Buyer, to:

                    Kellwood Company
                    600 Kellwood Parkway
                    Chesterfield, Missouri  63017
                    Attention:  Thomas H. Pollihan, Senior VP & General Counsel
                    Fax:  (314) 576-3388

                    with copies to:

                    Bryan Cave LLP
                    211 North Broadway, Suite 3600
                    St. Louis, Missouri 63102
                    Attention:  Lloyd A. Palans and Peter D. Van Cleve
                    Fax:  (314) 259-2020

               if to the Company, to:

                    Kasper A.S.L. Ltd.
                    11 West 42nd Street
                    New York, New York  10036
                    Attention:  General Counsel
                    Fax:  (212) 626-6354

                    with copies to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York  10153
                    Attention:  Jeffrey J. Weinberg and Alan B. Miller
                    Fax:  (212) 310-8007

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           Section 12.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           Section 12.03. Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by the Estates, the Company and the Subsidiaries in connection with this Agreement shall be paid by the Estates and all costs and expenses incurred by the Buyer in connection with this Agreement shall be paid by the Buyer; provided, that the Estates and the Buyer shall share equally the costs incurred in connection with approval under the HSR Act and similar competition laws as provided in Section 7.03(a).

           Section 12.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except (i) that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares and (ii) as set forth in Section 12.10, but, in each case, no such transfer or assignment will relieve the Buyer of its obligations hereunder.

           Section 12.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state, except to the extent that the laws of such state are superceded by the Bankruptcy Code.

           Section 12.06. Retention of Bankruptcy Court Jurisdiction. The parties hereto agree that, without limiting the right of any party to appeal any Order issued by the Bankruptcy Court or any other court, any suit, action or proceeding seeking to enforce or construe any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Bankruptcy Court, and each of the parties hereby irrevocably consents to the jurisdiction of the Bankruptcy Court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Bankruptcy Court or that any such suit, action or proceeding that is brought in the Bankruptcy Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of the Bankruptcy Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

           Section 12.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           Section 12.08. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

           Section 12.09. Entire Agreement; Third Party Beneficiaries. This Agreement, including the exhibits and schedules, and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No provision of this Agreement is intended to confer upon any person other than the parties hereto and the Estate Representative any rights or remedies hereunder.

           Section 12.10. Buyer Elections. Buyer may elect to (i) transfer or assign to one or more of its direct or indirect wholly-owned subsidiaries the right to purchase directly all or a portion of the shares of the foreign Subsidiaries, (ii) require the Company to cause any or all intercompany obligations of the Company and/or its Subsidiaries to be eliminated prior to the Closing Date, and/or (iii) make an election under section 338 of the Code; provided, in each case, that Buyer shall be responsible for any costs, expenses or liabilities (including without limitation Taxes) incurred by either party in connection therewith.

                               [Signatures Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            Kasper A.S.L., Ltd.


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:


                                            Kellwood Company


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    Exhibit A
                                    ---------

                 Form of Stipulation of Settlement of IRS Claim

                                 (see attached)

                                    Exhibit B
                                    ---------

                                 Capital Budget

                                 (see attached)